STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 9th day of June, 2003, by and between BLUE RIVER BANCSHARES, INC. ("Blue River") and UNIFIED FINANCIAL SERVICES, INC. ("Unified").

                              W I T N E S S E T H :

     WHEREAS, Blue River is an Indiana corporation registered as a savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"), with its principal office located in Shelbyville, Shelby County, Indiana; and

     WHEREAS, Unified is a Delaware corporation registered as a savings and loan holding company under HOLA, with its principal office located in Lexington, Fayette County, Kentucky; and

     WHEREAS, Unified is the sole owner of all of the outstanding capital stock of Unified Banking Company ("UBC"); and

     WHEREAS, UBC, a wholly-owned subsidiary of Unified, is a federal savings bank with its principal office in Lexington, Fayette County, Kentucky; and

     WHEREAS, pursuant to the terms of this Agreement, Unified desires to sell to Blue River, and Blue River desires to acquire from Unified, all of the Shares (as defined in Section 2.03(a) hereof) for the Purchase Price (as set forth in Section 1.02 hereof); and

     WHEREAS, as a condition precedent to and as a material inducement for Blue River to execute this Agreement, Unified has agreed to enter into that certain Depository Agreement of even date herewith, effective as of the Effective Time; and

     WHEREAS, as a condition precedent to and as a material inducement for Blue River to execute this Agreement, Unified has agreed to enter into that certain License Agreement of even date herewith, effective as of the Effective Time; and

     WHEREAS, as a condition precedent to and as a material inducement for Blue River to execute this Agreement, Blue River has agreed to enter into that certain Employment Agreement with the President of UBC of even date herewith, effective as of the Effective Time; and

     WHEREAS, the parties desire to provide certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement; and


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

     WHEREAS, the Boards of Directors of the parties hereto have determined that it is in the best interests of their respective corporations and the shareholders or stockholders, as the case may be, thereof to consummate the transactions provided for herein and have approved this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties hereby make this Agreement as follows:

                                   SECTION 1

                         PURCHASE AND SALE OF THE SHARES
                         -------------------------------

     1.01  Purchase  and sale of the  Shares.  Upon the terms and subject to the
           ---------------------------------
conditions  set forth in this  Agreement,  at the Closing (as defined in Section
9.01 hereof), Unified shall sell, transfer, assign and deliver to Blue River, and Blue River shall purchase and acquire from Unified, all right, title and interest in and to the Shares, free and clear of any and all liens, pledges, security interests, charges, claims, options, rights of first refusal, transfer restrictions, rights of conversion or exchange, adverse claims or rights of any third party and other restrictions or limitations whatsoever (the "Transaction").

     1.02 Purchase Price. The aggregate  purchase price to be paid by Blue River
          --------------
to Unified for all of the Shares shall be Eight Million Two Hundred Thousand and No/100 Dollars ($8,200,000.00) (the "Purchase Price"). At the Closing, Blue River shall pay the Purchase Price in immediately available funds by wire transfer, to Unified.

                                   SECTION 2

                    REPRESENTATIONS AND WARRANTIES OF UNIFIED
                    -----------------------------------------

Concurrent with the execution of this Agreement, Unified has delivered to Blue River schedules (the "Disclosure Schedules") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Section 2 or to one or more of its covenants contained in Section 4; provided, that the mere inclusion of an item in the Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission by Unified that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on UBC (as defined below). The inclusion or disclosure in one schedule of the Disclosure Schedules shall be deemed to be included in all schedules to the Disclosure Schedules for purposes of this Agreement.

For the purpose of this Agreement, and in relation to Unified and UBC, a "Material Adverse Effect on UBC" means any effect that (i) is material and adverse to the financial position, results of operations or business of UBC as it existed as of the date of this Agreement, or (ii) would materially impair the ability of Unified to perform its obligations under this Agreement or otherwise

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

materially threaten or materially impede the consummation by Unified of the Transaction and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect on UBC shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles ("GAAP") or regulatory accounting requirements applicable to banks or savings associations and their holding companies generally, (c) any modifications or changes to valuation policies and practices in connection with the Transaction in each case in accordance with GAAP, (d) effects of any action taken with the prior written consent of Blue River and (e) changes in general level of interest rates or conditions or circumstances that affect the banking industry generally.

No representation or warranty of Unified or UBC contained in this Section 2, except Section 2.03 which shall not be subject to a materiality standard, shall be deemed untrue, incomplete or incorrect, and Unified shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in this Section 2, has had or is reasonably likely to have a Material Adverse Effect on UBC (the "Disclosure Standard").

Accordingly, Unified hereby represents and warrants to Blue River as of the date hereof and as of the Effective Time (subject to the Disclosure Standard, using the Disclosure Schedules updated as provided in 4.07) as follows:

        2.01     Organization and Authority.
                 --------------------------

     (a) Unified is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is registered as a savings and loan holding company under HOLA. Unified has full power and authority (corporate and otherwise) to own, operate and lease its properties as presently owned, operated and leased and to conduct its business in the manner and by the means utilized as of the date hereof. Unified has a class of stock registered pursuant to Section 12, and is subject to the reporting requirements, of the Securities Exchange Act of 1934, as amended (the "1934 Act").

     (b) UBC is a federally chartered savings bank, duly organized and validly existing under the laws of the United States of America. UBC is subject to primary regulatory supervision and examination by the Office of Thrift Supervision (the "OTS"). UBC has full power and authority (corporate and otherwise) to own, operate and lease its properties as presently owned, operated and leased and to conduct its business in the manner and by the means utilized as of the date hereof. Except as set forth in Schedule 2.01 of the Disclosure Schedules, UBC has no subsidiary and owns no voting stock or equity securities of any corporation, partnership, association or other entity.

     (c) Unified is and will be on the Closing Date (as defined in Section 9.01(a) hereof) the record and beneficial owner and holder of the Shares, and

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

owns the Shares free and clear of all options, liens, pledges, restrictions, security interests, charges, claims, rights of third parties and encumbrances of any nature.

     (d) None of the Shares were issued in violation of any state or federal securities regulation or statute, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act").

     2.02 Authorization.
          -------------

     (a) Unified has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Section 6 hereof, unless appropriately waived as provided for in Section 6 hereof. This Agreement, and its execution and delivery by Unified, has been duly authorized and approved by the Board of Directors or the Executive Committee of the Board of Directors of Unified and, assuming due execution and delivery by Blue River, constitutes a valid and binding obligation of Unified, subject to the fulfillment of the conditions precedent set forth in Section 6 hereof, unless appropriately waived as provided for in Section 6 hereof, and is enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

     (b) Except as set forth in Schedule 2.02 of the Disclosure Schedules, neither the execution of this Agreement nor consummation of the transactions contemplated hereby, including the Transaction: (i) conflicts with or violates Unified's Amended and Restated Certificate of Incorporation, as amended, or Bylaws, or UBC's Charter or Bylaws; (ii) conflicts with or violates any local, state, federal or foreign law, statute, ordinance, rule or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Transaction are obtained) or any court or administrative judgment, order, injunction, writ or decree; (iii) conflicts with, results in a breach of or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, lease, contract, agreement, arrangement, commitment or other instrument to which Unified or UBC is a party or by which Unified or UBC is subject or bound; (iv) results in the creation of or gives any person, corporation or entity the right to create any lien, charge, claim, encumbrance or security interest, or results in the creation of any other rights or claims of any other party (other than Blue River) or any other adverse interest, upon any right, property or asset of Unified or UBC; or (v) terminates or gives any person, corporation or entity the right to terminate, accelerate, amend, modify or refuse to perform under any note, bond, indenture, mortgage, agreement, contract, lease, license, arrangement, deed of trust, commitment or other instrument to which Unified or UBC is bound or with respect to which Unified or UBC is to perform any duties or obligations or receive any rights or benefits.

     (c) Other than in connection or in compliance with the provisions of applicable federal and state banking, securities, antitrust and corporation statutes, and the rules and regulations promulgated thereunder, or filings,

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

consents, reviews, authorization, approvals or exemptions required under HOLA or the 1934 Act, or any required approvals of the OTS, no notice to, filing with, exemption by or consent, authorization or approval of any governmental agency or body is necessary for consummation of the Transaction by Unified or UBC.

     2.03 Capitalization.
          --------------

     (a) The authorized capital stock of UBC consists of 10,000 shares of common stock, $100.00 par value, of which, as of the date hereof, 5,000 shares were issued and outstanding, all of which shares are validly issued, fully paid and nonassessable, and have not been issued in violation of any pre-emptive rights of any present or former UBC stockholder (such issued and outstanding shares are referred to herein as the "Shares"). All of the Shares are owned by Unified free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other person, corporation or entity with respect thereto. Except as previously described in this Section 2.03(a), UBC has no capital stock authorized, issued or outstanding, and has no intention or obligation to authorize or issue any other capital stock or any additional shares of its common stock.

     (b) There are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements or subscription rights relating to any Shares, or any securities convertible into or representing the right to purchase or otherwise acquire any common stock or debt securities of UBC, by which UBC is or may become bound. UBC does not have any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of the Shares.

     2.04 Organizational  Documents. True and complete copies of the Charter and
          -------------------------
Bylaws of UBC, each as in effect on the date of this Agreement, are attached hereto as Schedule 2.04 of the Disclosure Schedules.

     2.05 Compliance with Law.
          -------------------

     (a) UBC has not engaged in any activity nor taken or omitted to take any action that has resulted in the violation of any local, state, federal or foreign law, statute, regulation, rule, ordinance, order, restriction or requirement, nor is it in violation of any order, injunction, judgment, writ or decree of any court or government agency or body. UBC possesses and holds all licenses, franchises, permits, certificates and other authorizations necessary for the continued conduct of its business without interference or interruption, and such licenses, franchises, permits, certificates and authorizations are transferable (to the extent required) to Blue River at the Effective Time, without any restrictions or limitations thereon or the need to obtain any consents of government agencies or other third parties other than as set forth in this Agreement.

     (b) Except as set forth in Schedule 2.05 of the Disclosure Schedules, neither UBC nor its property is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of it or engaged in the insurance of deposits

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

(including,  without  limitation,  the  OTS and the  Federal  Deposit  Insurance
Corporation) or the supervision or regulation of UBC. There are no uncured violations, or violations with respect to which refunds or restitutions may be required, cited in any examination report of UBC as a result of an examination by any regulatory agency or body, or set forth in any accountant's or auditor's report to UBC. Except as provided in the three-year business plan of UBC, as most recently approved by the OTS on October 24, 2002, and other than as provided by the Federal Deposit Insurance Corporation Improvement Act, there is no regulatory agreement or restriction with respect to the regulatory capital of UBC.

     2.06  Accuracy of  Statements  Made and  Materials  Provided to Blue River.
           --------------------------------------------------------------------

     (a) The statements contained in this Agreement, the Disclosure Schedules and any other written document executed and delivered by or on behalf of Unified pursuant to the terms of this Agreement are true and correct as of the date hereof or as of the date delivered, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading, in light of the circumstances in which they are made.

     (b) To the knowledge of Unified or UBC, the Disclosure Schedules contain any and all exceptions to one or more of the representations and warranties contained in this Section 2 or to one or more of the covenants of Unified contained in Section 4 hereof, regardless of the materiality of the facts, circumstances or events relating to such exception or whether such exception constitutes a Material Adverse Effect on UBC; provided, however Unified shall not incur any liability unless such exception constitutes a Material Adverse Effect on UBC.


     2.07 Litigation and Pending Proceedings.
          ----------------------------------

     (a) Except as set forth in Schedule 2.07 of the Disclosure Schedules and lawsuits involving collection of delinquent accounts, there are no claims, actions, suits, proceedings, mediations, arbitrations or investigations pending or, to the knowledge of Unified or UBC, threatened in any court or before any government agency or authority, arbitration panel or otherwise (nor does Unified or UBC have any knowledge of a basis for any claim, action, suit, proceeding, litigation, arbitration or investigation) against, by or affecting UBC or which would prevent the performance by Unified of this Agreement, declare the same unlawful or cause the rescission hereof.

     (b) Except as set forth in Schedule 2.07 of the Disclosure Schedules UBC, is not: (i) subject to any outstanding judgment, order, writ, injunction or decree of any court, arbitration panel or governmental agency or authority; (ii) presently charged with or, to the knowledge of Unified or UBC, under governmental investigation with respect to any actual or alleged violations of any law, statute, rule, regulation or ordinance; or (iii) the subject of any pending or, to the knowledge of Unified or UBC, threatened proceeding by any government regulatory agency or authority having jurisdiction over UBC's business, assets, capital, properties or operations.

     2.08  Financial  Statements  and  Reports.  Unified has  delivered  or made
           -----------------------------------
available to Blue River copies of the following financial statements and reports of UBC, including the notes, if applicable, thereto (collectively, the "UBC Financial Statements"):

     (a) Balance Sheets and the related Statements of Income and Statements of Changes in Stockholder's Equity of UBC as of and for the years ended December 31, 2000, 2001 and 2002, and as of and for the fiscal quarter ended March 31, 2003;

     (b) Statements of Cash Flows of UBC for the years ended December 31, 2000, 2001 and 2002, and for the fiscal quarter ended March 31, 2003;

     (c) Thrift Financial Reports ("TFRs") for UBC as of close of business on December 31, 2000, 2001, 2002, and for the fiscal quarter ended March 31 2003.

           The UBC Financial Statements present fairly the financial position of UBC as of and at the dates shown and the results of operations for the periods covered thereby. The UBC Financial Statements described in clauses (a), (b) and
(c) above for completed fiscal years are audited financial statements and have been prepared in conformance with ("GAAP") applied on a consistent basis, except as may otherwise be indicated in any accountants' notes or reports with respect to such financial statements.

        2.09     Properties, Contracts, Employees and Other Agreements.
                 -----------------------------------------------------

     (a) Set forth in Schedule 2.09 of the Disclosure Schedules are true, accurate and complete copies of the following:

          (i) a brief description and the location of all real property owned by UBC and the principal buildings and structures located thereon and each lease of real property to which UBC is a party, identifying the parties thereto, the annual rental payable, the expiration date of the lease and a brief description of the property covered;

          (ii) a list of all agreements, contracts, leases, licenses, lines of credit, understandings, commitments or obligations of UBC which:

               (A)  involve   payment  or   receipt   by  UBC  (other   than  as
                    disbursements of loan proceeds to customers, loan payments by customers or customer deposits) of more than $25,000;

               (B)  involve payments based on profits of UBC;

               (C) relate to the purchase of goods, products, supplies or services in excess of $25,000;

               (D)  were not made in the ordinary course of business; or

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

               (E) may not be terminated without penalty within one (1) year from the date of this Agreement; and

          (iii)the name and current annual salary of each director, officer and employee of UBC; and

          (iv) sharing, bonus or other form of compensation (other than salary) paid or payable by UBC to or for the benefit of each such person for the year ended December 31, 2002, and any employment, severance or deferred compensation agreement or arrangement with respect to each such person.

     (b) Each of the agreements, contracts, commitments, leases, instruments and documents set forth in the Disclosure Schedules relating to this Section 2.09 is valid and enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditor's rights, whether now or hereafter in effect, and except that equitable principles may limit the right to obtain specific performance and other equitable remedies, and Unified and UBC and, to the knowledge of Unified and UBC, all other parties thereto are, in compliance with the provisions thereof, and neither Unified nor UBC is in default in the performance, observance or fulfillment of any obligation, covenant or provision contained therein. None of the foregoing requires the consent of any party to its assignment in connection with the Transaction contemplated by this Agreement.

     (c) UBC is not in default under or in breach of or, alleged to be in default under or in breach of, any loan or credit agreement, conditional sales contract or other title retention agreement, security agreement, bond, indenture, mortgage, license, contract, lease, commitment or any other instrument or obligation.

     2.10  Absence of  Undisclosed  Liabilities.  Except as  provided in the UBC
           ------------------------------------
Financial Statements, Subsequent UBC Financial Statements (as defined in Section
4.10 hereof) or in the Disclosure Schedules, except for unfunded loan commitments and obligations on letters of credit to customers of UBC and debts, liabilities or obligations incurred in the ordinary course of UBC's business, and except for the transactions contemplated by this Agreement, UBC will not have at the Effective Time, any obligation, agreement, contract, commitment, liability, lease or license which exceeds $25,000 individually, or any obligation, agreement, contract, commitment, liability, lease or license made outside of the ordinary course of business, nor does there exist any circumstances resulting from actions taken by UBC, transactions of UBC occurring on or prior to the date of this Agreement or from any action omitted to be taken by UBC during such period which could reasonably be expected to result in any such obligation, agreement, contract, commitment, liability, lease or license outside the ordinary course of business.

     2.11  Title to  Assets.  Except as  described  in this  Section  2.11 or in
           ----------------
Schedule 2.11 of the Disclosure Schedules:

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

     (a) UBC has good and marketable title in fee simple absolute to all real property (including, without limitation, all real property used as bank premises and all other real estate owned), if any, which is reflected in the UBC Financial Statements as of March 31, 2003; good title to all personal property reflected in the UBC Financial Statements as of March 31, 2003, other than personal property disposed of in the ordinary course of business since March 31, 2003; good title to or right to use by valid and enforceable lease or contract all other properties and assets (whether real or personal, tangible or intangible) which UBC purports to own or which UBC uses in its business; good title to, or right to use by terms of a valid and enforceable lease or contract, all other property used in UBC's business; and good title to all property and assets acquired and not disposed of or leased since March 31, 2003. All of such properties and assets are owned by UBC free and clear of all land or conditional sales contracts, mortgages, liens, pledges, restrictions, security interests, charges, claims, rights of third parties or encumbrances of any nature except:
(i) as set forth in Schedule 2.11 of the Disclosure Schedules or in the documents or agreements included in Schedule 2.09 of the Disclosure Schedules;
(ii) as specifically noted in the UBC Financial Statements; (iii) statutory liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings; (iv) pledges or liens required to be granted in connection with the acceptance of government deposits or granted in connection with repurchase or reverse repurchase agreements; (v) easements, encumbrances and liens of record, imperfections of title and other limitations which are not material in amounts to UBC and which do not materially detract from the value or materially interfere with the present or contemplated use of any of the properties subject thereto or impair the use thereof for the purposes for which they are held or used; or (vi) as the enforceability thereof against the parties thereto may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies. All real property owned or leased by UBC is in compliance with all applicable zoning and land use laws. All real property, machinery, equipment, furniture and fixtures owned or leased by UBC is structurally sound, in good operating condition and has been and is being maintained and repaired in the ordinary condition of business, reasonable wear and tear excepted.

     (b) With respect to all real property presently or formerly owned, operated, leased or used by UBC (which properties consist solely of (i) that certain commercial property located at 2353 Alexandria Drive, Lexington, Kentucky, (ii) that certain commercial property located as 2424 Harrodsburg Road, Lexington, Kentucky and (iii) that certain single family resident located at 109 Bridle Court, Nicholasville, Kentucky), UBC and each of the prior owners, to the knowledge of Unified and UBC, has conducted their respective businesses in compliance with all federal, state, county and municipal laws, statutes, regulations, rules, ordinances, orders, directives, restrictions and requirements relating to, without limitation, responsible property transfer, underground storage tanks, petroleum products, air pollutants, water pollutants or storm water or process waste water or otherwise relating to the environment, air, water, soil or toxic or hazardous substances or to the manufacturing, recycling, handling, processing, distribution, use, generation, treatment, storage, disposal or transport of any hazardous or toxic substances or petroleum products (including polychlorinated biphenyls, whether contained or uncontained, and asbestos-containing materials, whether friable or not), including, without limitation, the Federal Solid Waste Disposal Act, the Hazardous and Solid Waste Amendments, the Federal Clean Air Act, the Federal Clean Water Act, the Occupational Health and Safety Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986, all as amended, and the rules and regulations of the Environmental Protection Agency, the Nuclear Regulatory Agency, the Army Corp of Engineers, the Department of Interior, the United States Fish and Wildlife Service and any state department of natural resources or state environmental protection agency now in effect (collectively, the "Environmental Laws"). Except as set forth in the Disclosure Schedules, there are no pending or, to the knowledge of Unified and UBC, threatened, claims, actions or proceedings by any state, municipality, sewage district or other governmental entity against UBC with respect to the Environmental Laws. No environmental clearances or other governmental approvals are required for the conduct of UBC's business as presently conducted, except for any clearances or approvals already possessed by UBC. UBC is not the owner, and, to the knowledge of Unified, has not been in the chain of title or the operator or lessee, of any property on which any substances have been released, which substances if known to be present on, at or under such property would require clean-up, removal, treatment, abatement, response costs or any other remedial action under any Environmental Law. UBC owns, operates, leases, uses and controls, and has owned, operated, leased, used and controlled, all real property in compliance with its obligations under the Environmental Laws. UBC does not have any liability for any clean-up or remediation under any of the Environmental Laws with respect to any real property currently or formerly owned, leased, used or operated by it.

        2.12     Loans.
                 -----

     (a) Except as set forth in Schedule 2.12 of the Disclosure Schedules, there is no loan by UBC, which was included in the UBC Financial Statements as of March 31, 2003 or which has been made or acquired since March 31, 2003, in excess of $25,000 that has been classified by bank management as "Other Loans Specially Mentioned," "Substandard," "Doubtful" or "Loss" or in excess of $25,000 that has been identified by accountants or auditors (internal or external) or any banking regulatory agency as having a significant risk of uncollectability. The most recent loan watch list of UBC and a list of all loans in excess of $25,000 which UBC has determined to be thirty (30) days or more past due with respect to principal or interest payments or has placed on nonaccrual status is set forth in Schedule 2.12 of the Disclosure Schedules.

     (b) All loans reflected in the UBC Financial Statements as of March 31, 2003 and which have been made, extended, renewed, restructured, approved, amended or acquired since March 31, 2003: (i) constitute the legal, valid and binding obligation of the obligor and any guarantor named therein, except as the enforceability thereof against the parties thereto may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies; (ii) are evidenced by notes, instruments or other evidences of indebtedness which are true and genuine; and (iii) are secured, to the extent that UBC has a security interest in collateral or a mortgage securing such loans, by perfected security interests or recorded mortgages naming UBC as the secured party or mortgagee (unless by written agreement to the contrary).

     (c) The allowances for loan losses contained in the UBC Financial Statements were established in accordance with the past practices and experiences of UBC, and the allowance for loan and lease losses shown on the balance sheet of UBC as of March 31, 2003 were adequate in all material respects under the requirements of regulatory accounting principles to provide for possible losses on loans and leases as of March 31, 2003.

     2.13 Employee Benefit Plans.
          ----------------------

     (a) With respect to the employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), sponsored or otherwise maintained by UBC, whether written or oral, in which UBC participates as a participating employer; to which UBC contributes and including any such plans which within the preceding six (6) years have been terminated, merged into another plan of UBC, frozen or discontinued (collectively, the "UBC Plans") except as set forth on Schedule 2.13 of the Disclosure Schedules: (i) all such UBC Plans have been, in all respects, maintained in compliance with the requirements prescribed by all applicable statutes, orders and governmental rules or regulations, including, without limitation, ERISA, the Code, and Treasury and Labor Regulations promulgated thereunder; (ii) all UBC Plans intended to constitute tax-qualified plans under Section 401(a) of the Code have received favorable determination letters from the Internal Revenue Service ("Service") with respect to "GUST" (as defined in Section 2 of Rev. Proc.2002-6), and have been amended by the adoption of a "good faith EGTRRA amendment" as that phrase is defined in IRS Notice 2001-42, and Unified is not aware of any circumstances likely to result in revocation of any such favorable determination letter; (iii) no UBC Plan (or its related trust) holds any stock or other securities of UBC or any related or affiliated person or entity; (iv) neither Unified nor UBC has engaged in any transaction that may subject UBC, or any UBC Plan, to a civil penalty imposed by Section 502 of ERISA; (v) no non-exempt prohibited transaction (as defined in Section 406 of ERISA and as defined in Section 4975(c) of the Code) has occurred with respect to any UBC Plan; (vi) there are no actions, suits, proceedings or claims pending (other than routine claims for benefits) or, to the knowledge of Unified, threatened, against UBC, any UBC Plan, any fiduciary of any UBC Plan or the assets of any UBC Plan as to which UBC would have liability.

     (b) Unified has made available to Blue River true, accurate and complete copies of the following (including all plans and programs which have been terminated): (i) pension, retirement, profit-sharing, savings, stock purchase, stock bonus, stock ownership, stock option and stock appreciation right plans and all amendments thereto and all summary plan descriptions thereof (including any summary of material modifications thereto); (ii) all employment, deferred compensation (whether funded or unfunded), salary continuation, consulting, bonus, severance and collective bargaining agreements, arrangements or understandings; (iii) all executive and other incentive compensation plans, programs and agreements; (iv) all group insurance and health insurance contracts, policies or plans; and (v) all other incentive, welfare, fringe or benefit plans, or agreements, maintained or sponsored, participated in, or contributed to by UBC for its current or former directors, officers or employees; in each instance, which are applicable to employees of UBC.

     (c) UBC maintains no group health plan (as defined in Section 607(l) of ERISA) and consequently has no duty to provide "COBRA" continuation coverage under Section 4980B of the Code or Part 6 of Title I of ERISA. Unified acknowledges and confirms its responsibility to provide COBRA continuation coverage under its group health plan or plans to any qualified beneficiaries whose qualifying event occurs prior to the Closing Date and who is, or whose qualifying event occurred in connection with, an employee or former employee of UBC whose employment terminated prior to the Closing Date.

     (d) Except as set forth in Schedule 2.13 of the Disclosure Schedules, no current or former director, officer or employee of UBC: (i) is entitled to any benefit under any welfare benefit plans (as defined in Section 3(1) of ERISA) after termination of employment with UBC, except that such individuals may be entitled to continue their group health care coverage pursuant to the retiree health coverage provisions of Unified's group health plan or pursuant to Section 4980B of the Code if they pay the cost of such coverage pursuant to the applicable requirements of that plan or the Code with respect thereto, whichever is applicable; and (ii) is currently receiving, or is entitled to currently receive, a disability benefit under either a long term disability plan or the short term disability plan maintained by UBC.

     (e) With respect to any group health plan (as defined in Section 607(1) of ERISA), in which UBC participates as a participating employer or to which UBC contributes: (i) no director, officer, employee or agent of UBC has engaged in any action or failed to act in such a manner that, as a result of such action or failure to act, would cause a tax to be imposed on UBC under Code Section 4980B(a); (ii) all applicable provisions of Section 4980B of the Code and
Section 601 of ERISA have been complied with in all respects by UBC; and (iii) except as otherwise set forth in Schedule 2.13 of the Disclosure Schedules, there is no retiree health coverage or benefits payable to, or promised by UBC to, any participant, beneficiary, dependent or other individual beyond such person's termination of employment.

     (f) Except as set forth on Schedule 2.13 of the Disclosure Schedules, there are no collective bargaining, employment, management, consulting, deferred compensation, reimbursement, indemnity, retirement, early retirement, severance or similar plans or agreements, under discussion or negotiation by management with any UBC employee or group of UBC employees, or any member of UBC management.

     2.14 Obligations to Employees.  All contributions required to be made under
          ------------------------
the terms of any UBC Plan have been timely made or have been reflected on the UBC Financial Statements. Neither any UBC Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") nor any single-employer plan or any entity which is considered one employer with UBC under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA

Affiliate has an outstanding funding waiver. UBC has not provided, nor is it required to provide, security to any Pension Plan or to any single-employer plan of any ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

     2.15 Taxes,  Returns and Reports.  Except as set forth in Schedule  2.15 of
          ---------------------------
the Disclosure Schedules, UBC has since its incorporation: (a) duly filed all federal, state, local and foreign tax returns of every type and kind required to be filed before the date of this Agreement, and will duly file all such returns required to be filed before the Effective Time, and each such return is true, accurate and complete in all respects; (b) duly filed all reports and returns required by the State of Kentucky before the date of this Agreement, and will duly file all such returns required to be filed before the Effective Time, in connection with the tax on foreign savings and loan associations, if any, and each such report and return is true, accurate and complete in all respects; (c) paid or otherwise adequately reserved in accordance with GAAP for all taxes, assessments and other governmental charges shown or required to be shown on each such report or return; and (d) not requested an extension of time for any such payments (which extension is still in force). UBC has established, and shall establish in the Subsequent UBC Financial Statements (as hereinafter defined), in accordance with GAAP consistently applied, a reserve for taxes in the UBC Financial Statements adequate to cover all of UBC's tax liabilities (including, without limitation, income taxes, payroll taxes and withholding, and franchise fees) for the tax periods then ending. Neither Unified nor UBC is currently under audit by any state or federal taxing authority. Each party shall be responsible for filing Forms W-2 with respect to the 2003 tax year in accordance with the "Standard Procedure" described in Rev. Proc. 96-60, 1996-2 C.B. 399. The responsibility for all other informational tax returns shall be allocated similarly. No federal, state or local tax returns of Unified or UBC have been audited by any taxing authority during the past five (5) years. The parties hereby acknowledge and agree that as to any return for any taxable period for which Unified would be responsible to pay any deficiency in tax under any provision in this Agreement, Unified shall similarly be entitled to receive any refund in respect of such return.

     2.16 Deposit  Insurance.  The  deposits of UBC, to the extent  allowable by
          ------------------
federal law, are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act, of 1950, as amended, and UBC has paid or properly reserved or accrued for all current premiums and assessments with respect to such deposit insurance.

     2.17 Insurance.  Included in Schedule 2.17 of the Disclosure Schedules is a
          ---------
list and brief description of all policies of insurance (including, without limitation, bankers' blanket bond, directors' and officers' liability insurance, property and casualty insurance, group health or hospitalization insurance and insurance providing benefits for employees) owned or held by UBC on the date hereof or with respect to which UBC pays any premiums. Each such policy is in full force and effect and all premiums due thereon have been paid when due, and a true, accurate and complete copy thereof has been made available to Blue River prior to the date hereof.

     2.18  Books and  Records.  The books and  records of UBC are  complete  and
           ------------------
accurate and have been maintained in accordance with good business practices.

     2.19 Broker's, Finder's or Other Fees. Except for Investment Bank Services,
          --------------------------------
Inc. and the fees of Unified's attorneys and accountants, no agent, broker or other person acting on behalf of UBC or under any authority of Unified is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from any of the parties hereto relating to this Agreement and the transactions contemplated hereby.

     2.20 Interim Events.
          --------------

     (a) Except as set forth in Schedule 2.20 of the Disclosure Schedules, between December 31, 2002 to the date of this Agreement, to the knowledge of Unified or UBC, no event has occurred and no fact or circumstance shall have come to exist which, directly or indirectly, individually or taken together with all other facts, circumstances and events, has had, or is reasonably likely to have, a Material Adverse Effect on UBC. Solely for purposes of this Section 2.20(a), a Material Adverse Effect on UBC shall be measured against the financial position, results of operations or business of UBC as it existed as of December 31, 2002 (as opposed to the date of this Agreement).

     (b) From and after December 31, 2002 through the date of this Agreement, except as set forth in the UBC Financial Statements or except as disclosed in the Disclosure Schedules: (i) UBC has conducted its business in the ordinary and usual course consistent with past practices; (ii) UBC has not issued, sold, granted, conferred or awarded any of its equity securities, or any corporate debt securities which would be classified under GAAP as long-term debt on the balance sheets of UBC; (iii) UBC has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) UBC has not declared, set aside or paid any dividend or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its equity securities; (v) UBC has not incurred any obligation or liability (absolute or contingent), except liabilities incurred in the ordinary course of business, or subjected to lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) UBC has not discharged or satisfied any lien or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) UBC has not sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, UBC has not (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the UBC Plans or (D) agreed to do any of the foregoing; (ix) UBC has not suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any regulatory authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) UBC has not canceled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of UBC; and (xi) UBC has not entered into any material transaction, contract or commitment outside the ordinary course of its business.

     2.21  Regulatory  Filings.  UBC has  filed and will  continue  to file in a
           -------------------
timely manner all required filings with all appropriate federal and state regulatory agencies and authorities as required by applicable law. All such filings with federal and state regulatory agencies were and will be true, accurate and complete as of the dates of the filings and have complied or will comply in all respects as to form with the applicable requirements and prepared in conformity with generally accepted regulatory accounting principles.

     2.22 Indemnification Agreements.
          --------------------------

     (a) Except as disclosed in Schedule 2.22 of the Disclosure Schedules, UBC is not a party to any indemnification, indemnity or reimbursement agreement, contract, commitment or understanding to indemnify any present or former director, officer, employee, stockholder or agent against liability or hold the same harmless from liability, other than as expressly provided in the Charter or the Bylaws of UBC.

     (b) No claims have been made against or filed with UBC nor have, to the knowledge of Unified, any claims been threatened against UBC, for indemnification against liability or for reimbursement of any costs or expenses incurred in connection with any legal or regulatory proceeding by any present or former director, officer, stockholder, employee or agent of UBC.

     2.23 Transactions with Related Persons.
          ---------------------------------

     (a) Except as set forth in Schedule 2.23 of the Disclosure Schedules or as disclosed in the UBC Financial Statements, no executive officer or director of Unified or of UBC, no holder of 10% or more of the outstanding shares of Unified common stock, and no entity controlled, directly or indirectly, by any of the foregoing (collectively, "Related Persons") has any interest in any contract or property (real or personal, tangible or intangible), used in or pertaining to the business of UBC.

     (b) Except as set forth in Schedule 2.23 of the Disclosure Schedules, there are (i) no agreements or claims of any nature that any of the Related Persons has with or against UBC as of the date of this Agreement or which may arise subsequent to the date of this Agreement, other than any claims for directors' fees, salary, or other compensation and employee benefits payable in the ordinary course of business in accordance with past practices to the directors and employees of UBC, and (ii) no agreements or claims of any nature that UBC has with or against any of the Related Persons as of the date of this Agreement or which may arise subsequent to the date of this Agreement; with respect to (i) and (ii), except for claims based upon any borrowing or deposit relationship between such Related Person and UBC, but not including any claims for breaches by UBC of any agreements relating to the deposit or borrowing relationship between the Related Person and UBC.

     (c) Except as set forth in Schedule 2.23 of the Disclosure Schedules and except for interests that are not greater than one percent in a corporation whose shares are traded on a national securities exchange or are quoted on Nasdaq, no Related Person has any direct or indirect personal or economic interest in any entity that does business with UBC or is competitive with UBC.

     2.24  Stockholder  Approval.  The  affirmative  vote  of the  holders  of a
           ---------------------
majority of the shares of common stock of Unified is required for approval of this Agreement and the Transaction.

     2.25 Fairness Opinion. Unified's investment banker has provided to Unified,
          ----------------
on or prior to the date hereof, its verbal opinion, as of such date, that the consideration to be received by Unified relating to the Transaction is fair to the stockholders of Unified from a financial point of view.

                                   SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF BLUE RIVER
                  --------------------------------------------

Concurrent with the execution of this Agreement, Blue River has delivered to Unified schedules (the "Disclosure Schedules of Blue River") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Section 3 or to one or more of its covenants contained in Section 5; provided, that the mere inclusion of any item in the Disclosure Schedules of Blue River as an exception to a representation or warranty shall not be deemed an admission by Blue River that such item represents a material exception of fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on Blue River (as defined below). The inclusion or disclosure in one schedule of the Disclosure Schedules of Blue River shall be deemed to be included in all schedules to the Disclosure Schedules of Blue River for purposes of this Agreement.

For the purpose of this Agreement, and in relation to Blue River, a "Material Adverse Effect on Blue River" means any effect that (i) is material and adverse to the financial position, results of operations or business of Blue River, or
(ii) would materially impair the ability of Blue River to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation by Blue River of the Transaction and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect on Blue River shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (c) any modifications or changes to valuation policies and practices in connection with the Transaction, in accordance with GAAP, and (d) changes in general level of interest rate or conditions or circumstances that affect the banking industry generally.

No  representation  or warranty of Blue River contained in this Section 3, shall be deemed untrue or incorrect, and Blue River shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in this Section 3, has had or is reasonably likely to have a Material Adverse Effect on Blue River (the "Disclosure Standard of Blue River").

Accordingly, Blue River hereby represents and warrants to Unified as of the date hereof and as of the Effective Time (subject to the Disclosure Standard of Blue River), as follows:

     3.01 Organization and Authority. Blue River is a corporation duly organized
          --------------------------
and validly existing under the laws of the State of Indiana, and is registered as a savings and loan holding company under the HOLA. Blue River has full power and authority (corporate and otherwise) to own, operate and lease its properties as presently owned, operated and leased and to conduct its business in the manner and by the means utilized as of the date hereof. Blue River's common stock is registered pursuant to Section 12, and Blue River is subject to the reporting requirements, of the 1934 Act.

     3.02 Authorization.
          -------------

     (a) Blue River has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Section 6 hereof. This
Agreement, and its execution and delivery by Blue River, has been duly authorized and approved by the Board of Directors of Blue River. Assuming due execution and delivery by Unified, this Agreement constitutes a valid and binding obligation of Blue River, subject to the conditions precedent set forth in Section 6 hereof, and is enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

     (b) Except as set forth in Schedule 3.02 of the Disclosure Schedules of Blue River, neither the execution of this Agreement nor consummation of the transactions contemplated hereby, including the Transaction: (i) conflicts with or violates Blue River's Articles of Incorporation or Bylaws; (ii) conflicts with or violates any local, state, federal or foreign law, statute, ordinance, rule or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Transaction are obtained) or any court or administrative judgment, order, injunction, writ or decree; (iii) conflicts with, results in a breach of or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, contract, lease, agreement, arrangement, commitment or other instrument to which Blue River or any subsidiary of Blue River is a party or by which Blue River or any subsidiary of Blue River is subject or bound; (iv) results in the creation of or gives any person, corporation or entity the right to create any lien, charge, claim, encumbrance or security interest, or results in the creation of any other rights or claims of any other party (other than Unified) or any other adverse interest, upon any right, property or asset of Blue River; or (v) terminates or gives any person, corporation or entity the right to terminate, accelerate, amend, modify or refuse to perform under any note, bond, indenture, mortgage, agreement, contract, lease, license, arrangement, deed of trust, commitment or other instrument to which Blue River is bound or with respect to which Blue River is to perform any duties or obligations or receive any rights or benefits.

     (c) Other than in connection or in compliance with applicable federal and state banking, securities, antitrust and corporation statutes, all as amended, and the rules and regulations promulgated thereunder, or filings, consents, reviews, authorization, approvals or exemptions required under HOLA, or any required approvals of the OTS, no notice to, filing with, exemption by or consent, authorization or approval of any governmental agency or body is necessary for the consummation by Blue River of the transactions contemplated by this Agreement.

      3.03 Accuracy of Statements Made and Materials Provided to Unified.
           -------------------------------------------------------------

     (a) The statements contained in this Agreement, the Blue River Disclosure Schedules and any other written document executed and delivered by or on behalf of Blue River pursuant to the terms of this Agreement are true and correct as of the date hereof or as of the date delivered, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading, in light of the circumstances in which they are made.

     (b) To the knowledge of Blue River, the Disclosure Schedules of Blue River contains any and all exceptions to one or more of the representations and warranties contained in this Section 3 or to one or more of the covenants of Blue River contained in Section 5 hereof, regardless of the materiality of the facts, circumstances or events relating to such exception or whether such exception constitutes a Material Adverse Effect on Blue River; provided, however, that Blue River shall not incur any liability unless such exception constitutes a Material Adverse Effect on Blue River.

     3.04  Litigation and Other  Proceedings.  Neither Blue River nor any of its
           ---------------------------------
subsidiaries is a party to any pending, or, to the knowledge of Blue River, threatened claim, action, suit, investigation or proceeding which purports or seeks to enjoin or restrain the transactions contemplated by this Agreement, or which would impair or limit Blue River from performing and fulfilling its obligations pursuant to this Agreement. Without limiting the generality of the foregoing, as of the date of this Agreement, there are no actions, suits or proceedings pending or, to the knowledge of Blue River, threatened against Blue River or any of its subsidiaries, or any of their respective officers or directors, by any shareholder of Blue River (or any former shareholder of Blue River) in such person's capacity as a shareholder.

     3.05 Broker's, Finder's or Other Fees. Except as set forth in Schedule 3.05
          --------------------------------
of the Disclosure Schedules of Blue River and the reasonable fees of Blue River's attorneys and accountants, no agent, broker or other person acting on behalf of Blue River or under any authority of Blue River is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from any of the parties hereto relating to this Agreement and the transactions contemplated hereby.

                                   SECTION 4

                              COVENANTS OF UNIFIED
                              --------------------

Unified covenants and agrees, and covenants and agrees to cause UBC to comply, as follows:

      4.01 Approvals.
           ---------

     (a) Unified and UBC shall proceed expeditiously, cooperate fully and use their best efforts to assist Blue River in procuring upon reasonable terms and conditions all consents, authorizations, approvals, registrations and certificates, in completing all filings and applications and in satisfying all other requirements prescribed by law which are necessary for consummation of the Transaction on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

     (b) Any materials or information provided by Unified or UBC to Blue River for use by Blue River in any filing with any state or federal regulatory agency or authority shall not contain any untrue or misleading statement of material fact or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not false or misleading.

     (c) Subject to Section 4.04 hereof and all applicable securities laws, Unified shall submit this Agreement to its stockholders for approval and adoption at a meeting to be called and held in accordance with applicable law and the Amended and Restated Certificate of Incorporation, as amended, and By-Laws of Unified as soon as reasonably possible following approval of the Transaction by the OTS, or such earlier date as the Board of Directors shall determine. The Board of Directors of Unified, consistent with its fiduciary duties, shall (i) recommend to Unified's stockholders that such stockholders approve and adopt this Agreement and the transactions contemplated hereby and
(ii) use its best efforts in soliciting proxies voting in favor of this Agreement from Unified's stockholders.

     (d) Unified shall have primary responsibility for the preparation (subject to the review and consent of Blue River with respect to matters relating to Blue River) and filing, and shall bear the costs, of any proxy statement which may be required to be provided to the stockholders of Unified (the "Proxy Statement"). Within thirty (30) days after the date hereof, Unified shall file the Proxy Statement with the United States Securities and Exchange Commission (the "SEC"). Unified shall promptly respond to any comments or supplemental information requests from the SEC. Unified shall provide Blue River's legal counsel a reasonable opportunity to review the Proxy Statement and such responses to comments or supplemental information prior to their filing and shall provide to Blue River's legal counsel copies of all material written communications to or from the SEC relating to the Proxy Statement, promptly upon filing or receipt by Unified or such communications.

     4.02 Conduct of Business.
          -------------------

     (a) Except as otherwise contemplated by this Agreement, except as set forth on Schedule 4.02 of the Disclosure Schedules and except to the extent required by law, regulation or regulatory authority, UBC shall not, during the period from the date of this Agreement and until the Effective Time or until this Agreement shall be terminated as herein provided, UBC shall not without the prior written consent of Blue River:

          (i) make any changes in its capital stock accounts (including, without limitation, any stock issuance, stock split, stock dividend, recapitalization or reclassification);

          (ii) authorize a class of stock or issue, or authorize the issuance of, securities other than or in addition to the issued and outstanding common stock as set forth in Section 2.03 hereof;

         (iii) distribute or pay any dividends on its shares of common stock;

          (iv) redeem any of its outstanding shares of common stock;

          (v) merge, combine or consolidate or effect a share exchange with or sell its assets or any of its securities to any other person, corporation or entity or enter into any other similar transaction not in the ordinary course of business;

          (vi) purchase any assets or securities or assume any liabilities of another bank holding company, bank, corporation or other entity, except in the ordinary course of business necessary to manage its investment portfolios;

         (vii) make any loan or commitment to lend money, issue any letter of credit or accept any deposit, except in the ordinary course of business in accordance with its existing banking practices; provided, however, any commercial or unsecured loan in excess of $500,000 requires the prior written consent of Blue River; provided further, however, that UBC may make any such loan in the event (A) UBC has delivered to Blue River a notice of its intention to make such loan and such information as Blue River may reasonably request in respect thereof and (B) Blue River shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within two (2) business days following the delivery to Blue River of the notice of intention and information as aforesaid; and provided further, however, that nothing in this paragraph shall prohibit UBC from honoring any contractual obligation in existence on the date of this Agreement;

        (viii) except for the acquisition or disposition in the ordinary course of business of other real estate owned, acquire or dispose of any real or personal property (excluding the investment portfolio of UBC) or fixed asset constituting a capital investment in excess of $10,000 individually or $25,000 in the aggregate;

          (ix) subject any of its properties or assets to a mortgage, lien, claim, charge, option, restriction, security interest or encumbrance, except for tax and other liens which arise by operation of law and with respect to which payment is not past due or is being contested in good faith by appropriate proceedings and except for pledges or liens: (i) required to be granted in connection with acceptance by UBC of government deposits; (ii) granted in connection with repurchase or reverse repurchase agreements; or (iii) otherwise incurred in the ordinary course of the conduct of its business;

          (x) promote to a new position or increase the rate of compensation or enter into any agreement to promote to a new position or increase the rate of compensation, of any director, officer or employee of UBC, except (i) normal individual increases in compensation to employees consistent with past practice, (ii) as required by law, and (iii) such increases of which UBC notifies Blue River in writing and which Blue River does not disapprove within 10 days of the receipt of such notice;

          (xi) execute, create, institute, modify, amend or terminate (except with respect to any modifications and/or amendments to the UBC Plans required by law, rule or regulation) any pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation or depreciation rights or profit sharing plans; any employment, deferred compensation, consulting, bonus or collective bargaining agreement; any group insurance or health contract or policy; or any other incentive, retirement, welfare or employee welfare benefit plan, agreement or understanding for current or former directors, officers or employees of UBC; or change the level of benefits or payments under any of the foregoing or increase or decrease any severance or termination of pay benefits or any other fringe or employee benefits; in each instance except (i) as required by law or regulatory authorities; (ii) in accordance with the terms of any of the foregoing; or (iii) for any changes or modifications applicable generally to the employees of Unified and its subsidiaries;

         (xii) modify, amend or institute new employment policies or practices, or enter into, renew or extend any employment, indemnity, reimbursement, consulting, compensation or severance agreements with respect to any present or former directors, officers or employees of UBC;

        (xiii) hire or employ any new or additional employees of UBC, except those which are reasonably necessary for the operation of the business of UBC;

         (xiv) elect or appoint any executive officers or directors of UBC who are not presently serving in such capacities;

          (xv) amend, modify or restate UBC's organizational documents (as contemplated by Section 2.04 hereof) from those in effect on the date of this Agreement and as delivered to Blue River hereunder;

          (xvi)give, dispose of, sell, convey or transfer; assign, hypothecate, pledge or encumber; or grant a security interest in or option to or right to acquire any shares of common stock or substantially all of the assets of UBC, or enter into any agreement or commitment relative to the foregoing;

        (xvii) fail to continue to make additions to in accordance with UBC's past practices and to otherwise maintain UBC's reserve for loan and lease losses, or any other reserve account, in accordance with past practice and regulatory accounting principles;

       (xviii) fail to accrue, pay, discharge and satisfy all debts, liabilities, obligations and expenses, including, but not limited to, trade payables, incurred in the regular and ordinary course of business as such debts, liabilities, obligations and expenses become due;

         (xix) except for obligations disclosed within this Agreement or the Disclosure Schedules, trade payables and similar liabilities and obligations incurred in the ordinary course of business consistent with past practice and the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected in the UBC Financial Statements or the Subsequent UBC Financial Statements, (A) incur any indebtedness for borrowed money (except for capital purposes related to UBC), or (B) assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual or corporation or other entity;

          (xx) except as otherwise set forth on the Disclosure Schedules, open, close, move or, in any material respect, expand, diminish, renovate, alter or change any of its offices or branches;

         (xxi) pay or commit to pay any management or consulting or other similar type of fees other than in the ordinary course of business;

        (xxii) enter into any transactions with Related Persons, other than deposit transactions in the ordinary course of business; or

       (xxiii) enter into any agreement or other document which would be required to be disclosed on Schedule 2.09.

     (b) UBC shall maintain, or cause to be maintained, in full force and effect, insurance on its assets, properties and operations, fidelity coverage and directors' and officers' liability insurance on its directors, officers and employees in such amounts and with regard to such liabilities and hazards as are currently insured by UBC as of the date of this Agreement.

     4.03  Preservation  of  Business.  During the period  from the date of this
           --------------------------
Agreement to the Effective Time, or until this Agreement is terminated as herein provided, UBC shall: (a) conduct its business according to the ordinary and usual course consistent with past and current practices; (b) use its reasonable best efforts to preserve its business relationships intact, keep available the services of the present officers and employees and preserve its present advantageous relationships with customers and persons having business dealings with it; (c) maintain all of the properties and assets that it owns or utilizes in good operating condition and repair, reasonable wear and tear excepted; (d) maintain its books, records and accounts in the usual, regular and ordinary manner, on a basis consistent with prior years and in compliance in all material respects with all statutes, laws, rules and regulations applicable to it and to the conduct of its business; and (e) not knowingly do or fail to do anything which will cause a breach of, or default in, any contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which it is a party or by which it is or may be subject or bound.

     4.04 Other Negotiations.
          ------------------

     (a) Except as set forth in Section 4.04(b) hereof, on and after the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, except with the prior written approval of Blue River, neither Unified nor UBC shall permit nor authorize their respective directors, officers, employees, agents or representatives to, directly or indirectly, initiate, solicit or encourage, or provide information to, any corporation, association, partnership, person or other entity or group concerning any merger, consolidation, share exchange, combination, purchase or sale of substantial assets, sale of shares of common stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing the right to acquire, capital stock) or similar transaction relating to UBC (all such transactions are hereinafter referred to as "Acquisition Transactions").

     (b) Unified shall promptly communicate to Blue River the terms of any proposal or offer which Unified or UBC may receive with respect to an Acquisition Transaction. Unified may, in response to an unsolicited written proposal with respect to an Acquisition Transaction from a third party, furnish information to, and negotiate, explore or otherwise engage in substantive discussions with such third party, and enter into any such agreement, arrangement or understandings, in each case, only if Unified's Board of Directors determines in good faith by majority vote, after consultation with its financial advisors and outside legal counsel, that failing to take such action would be a breach of the fiduciary duties of Unified's Board of Directors in connection with seeking an Acquisition Transaction, and that the Acquisition Transaction is substantially more favorable to the stockholders of Unified than the terms of the Transaction.

     (c) This Section 4.04 shall not authorize Unified or UBC or any of their directors, officers, employees, agents or representatives, to initiate any discussions or negotiations with respect to an Acquisition Transaction with a third party.

     4.05 Blue River Break-up Fee.
          -----------------------

     (a) Unified hereby acknowledges and agrees that Blue River has committed and will commit substantial time, effort, resources and expenses, will forgo other opportunities in pursuing the Transaction and would not enter into this Agreement unless Unified agreed to the provisions of this Section 4.05. Unified further agrees that it shall pay in immediately available funds to Blue River a break-up fee in the amount of Three Hundred Seventy-Five Thousand Dollars ($375,000.00) (the "Blue River Break-up Fee"), in the event that:

          (i) The Board of Directors of Unified fails to recommend to stockholders of Unified that such stockholders should approve this Agreement and the Transaction, and the subsequent termination of this Agreement by Blue River pursuant to Section 8.01(b)(v) hereof;

          (ii) The Board of Directors of Unified withdraws, modifies or conditions its recommendation to stockholders of Unified to approve this Agreement and the Transaction or is silent with respect to the approval of this Agreement and the Transaction, and the subsequent termination of this Agreement by Blue River pursuant to Section 8.01(b)(v) hereof;

         (iii) The Board of Directors of Unified fails to undertake a solicitation of proxies in favor of the Transaction from the stockholders of Unified, and the subsequent termination of this Agreement by Blue River pursuant to Section 8.01(b)(v) hereof;

          (iv) The Board of Directors of Unified terminates the Agreement and the Transactions pursuant to Section 8.01(c)(ii) hereof;

          (v) The Board of Directors of Blue River terminates the Agreement and the Transactions pursuant to Section 8.01(b)(iv) hereof; or

          (vi) The Board of Directors of Unified enters into an agreement, arrangement or understanding with a third party with respect to an Acquisition Transaction within twelve (12) months following the termination of this Agreement pursuant to (A) Section 8.01(a)(i) hereof as a result of the failure by Unified to receive the Fairness Opinion (as defined in Section 6.03(e) hereof) provided that all other conditions in Section 6.03 have been, or are capable of being, satisfied and fulfilled or (B)
               Section 8.01(a)(iv) hereof.

     (b) The Blue River Break-up Fee shall be paid to Blue River within ten (10) days of the occurrence of any of the events specified in Section 4.05(a) hereof. If the Blue River Break-up Fee is not paid as provided, then Blue River shall be entitled to recover interest at the highest prime rate set forth in The Wall
                                                                        --------
Street Journal (Midwest Edition) under the section entitled "Money Rates" on the
--------------
unpaid amount of the Blue River Break-up Fee from the time the Blue River Break-up Fee is due until paid-in-full, together with all costs of collection thereof, including reasonable attorneys' fees and expenses.

     (c) Unified and Blue River hereby acknowledge and agree that the Blue River Break-up Fee shall compensate Blue River for (i) expenses incurred for attorneys, accountants, and consultants of Blue River in developing the Transaction, (ii) Blue River's management time and expense in investigating, analyzing, developing and pursuing the Transaction, and (iii) expenses relating to Blue River's due diligence efforts. Unified further acknowledges and agrees that the amount of the Blue River Break-up Fee is fair, reasonable and not a penalty and that its obligation to pay the Break-up Fee shall survive any termination of this Agreement.

     4.06 Press  Releases.  Except as required by law,  neither  Unified nor UBC
          ---------------
shall issue any news or press releases or make any other public announcements or disclosures relating to the transactions contemplated by this Agreement, including the Transaction, without the prior consent of Blue River, which consent shall not be unreasonably withheld.

     4.07 Disclosure Schedules Update. Unified shall promptly supplement,  amend
          ---------------------------
and update, upon the occurrence of any change prior to the Effective Time, and as of the Effective Time, the Disclosure Schedules with respect to any matters or events hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules or this Agreement and including, without limitation, any fact which, if existing or known as of the date hereof, would have made any of the representations or warranties of Unified contained herein incorrect, untrue or misleading.

     4.08  Information,  Access  Thereto,  Confidentiality.  Blue  River and its
           -----------------------------------------------
respective representatives and agents shall, on reasonable notice and during normal business hours prior to the Effective Time, have full and continuing access to the properties, facilities, operations, reports, books and records of UBC. Blue River and its respective representatives and agents may, prior to the Effective Time, make or cause to be made such reasonable investigation of the operations, books, records and properties of UBC and of its financial and legal condition as deemed necessary or advisable to familiarize themselves with such operations, books, records, properties and other matters (including matters relating to the Sarbanes-Oxley Act of 2002, as amended); provided, however, that such access or investigation shall not interfere with the normal business operations of UBC. Upon request, UBC shall furnish Blue River, or its respective representatives or agents, their attorneys' responses to external auditors requests for information, management letters received from their external auditors and such financial, loan and operating data and other information reasonably requested by Blue River which has been or is developed by UBC, their auditors, accountants or attorneys (provided with respect to attorneys, such disclosure would not result in the waiver by UBC of any claim of attorney-client privilege), and will permit Blue River and its respective representatives or agents to discuss such information directly with any individual or firm performing auditing or accounting functions for UBC, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to Blue River or its respective representatives or agents. No investigation by Blue River shall affect the representations and warranties made by Unified herein. Blue River shall not use any such information obtained pursuant to this Agreement for any purpose unrelated to the Transaction. Any confidential information or trade secrets received by Blue River or its representatives or agents in the course of such examination (whether conducted prior to or after the date of this Agreement) shall be treated confidentially and in accordance with the Confidentiality Agreement (as defined in Section 8.02 hereof).

     4.09 Employee Benefits.
          -----------------

     (a) Unified agrees to amend the Unified Companies Cafeteria Plan ("Health FSA") to allow the transfer to the Blue River health flexible spending account program of the assets and liabilities of UBC Employees (as defined in Section
5.02 hereof) in the Health FSA program for the 2003 plan year. Unified agrees to reasonably cooperate with Blue River to facilitate the transfer as soon as possible following the Closing Date.

     (b) Unified agrees to amend its qualified retirement plan to provide for the full vesting of the UBC Employees, effective as of the Closing Date.

     4.10 Subsequent UBC Financial  Statements.  As soon as reasonably available
          ------------------------------------
after the date of this Agreement, Unified shall deliver to Blue River the monthly unaudited balance sheets and profit and loss statements of UBC prepared for its internal use, TFRs of UBC for each quarterly period completed prior to the Effective Time, and all other financial reports or statements submitted by UBC to regulatory authorities after the date hereof, to the extent permitted by law (collectively, the "Subsequent UBC Financial Statements"). The Subsequent UBC Financial Statements shall be prepared on a basis consistent with past accounting practices and GAAP on a consistent basis or regulatory accounting principals, as the case may be, to the extent applicable and shall present fairly the financial condition and results of operations as of the dates and for the periods presented, subject to year end audit adjustments and the absence of footnotes for interim statements.

     4.11 Reports.  Promptly upon its becoming available,  Unified shall furnish
          -------
to Blue River one (1) copy of each financial statement, report, notice, or proxy statement sent by UBC to its shareholder, and of any order issued by any Governmental Authority in any proceeding to which UBC is a party. For purposes of this provision, "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over UBC or any of UBC's businesses, operations or properties.

     4.12 Adverse  Actions.  Unified shall not knowingly take any action that is
          ----------------
intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue, subject to the standard set out in the second paragraph to Section 2, in any respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Transaction set forth in Section 6 not being satisfied, (iii) a material violation of any provision of this Agreement or (iv) a delay in the consummation of the Transaction except, in each case, as may be required by applicable law or regulation.

     4.13 Covenant Not to Compete.  For a period of five years after the Closing
          -----------------------
Date, Unified shall not, directly or indirectly engage in lending and depositing gathering activities as conducted by UBC as of the date of this Agreement (such activities are hereinafter referred to as "Retail Banking"); provided however, the provisions of this Agreement shall not apply to (i) the business activities being conducted by Unified or any of its subsidiaries or affiliates (but excluding UBC) as of the date of this Agreement, including the lending activities of Commonwealth Premium Finance Corporation, or any successor thereto, and (ii) the sponsoring by Unified or any of its subsidiaries or affiliates of a money market fund or a collective investment fund. For purposes of this Section 4.13, the term "compete in any way with the business of UBC" shall mean the entering into or attempting to enter into Retail Banking; provided further, however, the provisions of this Section 4.13 shall not apply in the event a third party shall purchase all or substantially all of Unified's assets or effect a merger or consolidation or similar transaction involving the acquisition of Unified, or purchase or otherwise acquire (including by way of merger, consolidation, share exchange or similar transaction) beneficial ownership of securities representing 50% or more of the voting power of Unified. Unified acknowledges that it would be difficult to measure damage to Blue River from any breach by Unified of the covenants set forth in this Section 4.13, that injury to Blue River from any such breach would be incalculable and irremediable, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, Unified agrees that if it breaches this Section 4.13, Blue River shall be entitled, in addition to all other remedies it may have, to seek a preliminary and permanent injunction to restrain any such breach by Unified. Unified will indemnify Blue River and hold Blue River harmless against any loss, cost, liability or expense incurred by Blue River by reason of the breach or nonfulfillment by Unified of any obligation contained in this
Section 4.13. To the extent that the covenants set forth in this Section 4.13 or any word, phrase, clause or sentence thereof (including any geographical or temporal restrictions contained in such covenants) shall be found to be illegal or unenforceable for any reason, such word, clause, phrase or sentence shall be modified or deleted in such manner so as to afford Blue River the fullest protection commensurate with making the covenant, as modified, legal and enforceable under applicable laws, and the balance of the covenants, or parts thereof, shall not be affected thereby, the balance being construed as severable and independent. In addition, for a period of three years after the Closing Date, Unified shall not, either directly or indirectly offer or provide employment (whether such employment is with Unified or any subsidiary of Unified), either on a full-time or part-time or consulting basis, to any person who then currently is, or who within one (1) year prior to such offer or provision of employment has been, an employee of UBC or Blue River; provided, however, the provision of this sentence shall not apply to Jack H. Brown ("Brown") or Angela Brown. The restrictions contained in this Section 4.13 upon the activities of Unified shall be limited to the States of Kentucky and Indiana. The restrictions and covenants contained in this Section 4.13 shall be deemed not to run during all periods of noncompliance.

     4.14 Net Operating Losses.  The parties  acknowledge and agree that Unified
          --------------------
may elect to retain any net operating loss carryovers of UBC to the extent permitted under Treasury Regulation ss. 1.1502-20(g) or under any similar provision applicable with respect to any state or local tax. Prior to the Effective Time, UBC may join and, following the Closing and at Unified's request, Blue River shall cause UBC to join, with Unified in filing any necessary elections under Treasury Regulation ss. 1.1502-20(g) or under any such similar provision.

     4.15 Chief  Financial  Officer;  Transition.  During  the  period  from the
          --------------------------------------
Closing Date to December 31, 2003, Unified shall, at no cost or expense to Blue River or UBC, make Brown available at the offices of UBC for one-half (1/2) of each day that Brown is otherwise required to work for Unified ("Work Day") to render advice, provide assistance or perform duties for UBC; provided, however, such advice, assistance and duties shall be consistent with the duties of a comptroller or chief financial officer of a Federal savings bank (the "Brown Duties"). During the period from January 1, 2004 to March 31, 2004, Unified shall, at no cost or expense to Blue River or UBC, make Brown available at the offices of UBC for two hours of each Work Day to perform Brown Duties. Nothing in this Agreement shall be deemed to create an employment relationship between Brown and UBC or Blue River. Blue River hereby acknowledges and agrees that (i) Unified's obligations pursuant to this Section 4.15 shall immediately terminate upon the termination of Brown's employment by Unified or any of its subsidiaries and (ii) Brown, in the course of his performing the Brown Duties, shall not be required to execute or certify any document, instrument or agreement on behalf of either Blue River or UBC.

     4.16 Final Balance Sheet.  Unified shall prepare,  or cause to be prepared,
          -------------------
in accordance with GAAP and consistent with past accounting principles, a final balance sheet for UBC as of the Closing Date (the "Final Balance Sheet"). Unified shall deliver the Final Balance Sheet to Blue River within fifteen (15) days after the Closing Date.

                                   SECTION 5

                             COVENANTS OF BLUE RIVER
                             -----------------------

Blue River covenants and agrees with Unified, as follows:

     5.01  Approvals.  Blue River  shall  have  primary  responsibility  for the
           ---------
preparation (subject to the review and consent of Unified with respect to matters relating to Unified and/or UBC) and filing, and shall bear the costs, of all bank regulatory applications and supplemental information required for consummation of the Transaction (the "Regulatory Applications"). Within twenty-one (21) days after the date hereof, Blue River shall file all bank regulatory applications necessary for consummation of the Transaction and the other transactions contemplated by this Agreement. Blue River shall promptly respond to any supplemental information requests from the OTS or any other government authority with respect to the Regulatory Applications. Blue River shall provide Unified's legal counsel a reasonable opportunity to review such applications and such supplemental information prior to their filing and shall provide to Unified's legal counsel copies of all Regulatory Applications and supplemental information filed and copies of all material written communications to or from all bank regulatory agencies relating to such applications, promptly upon filing or receipt by Blue River or such applications, supplemental information or communications.

Subject to the provisions of the previous paragraph, Blue River shall proceed expeditiously, cooperate fully and use its best efforts to procure, upon terms and conditions reasonably acceptable to Blue River, all consents, authorizations, approvals, registrations and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Transaction on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

Any materials or information provided by Blue River to Unified for use by Unified in the Proxy Statement shall not contain any untrue or misleading statement of material fact or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not false or misleading.

     5.02 Employee  Benefit Plans.  Blue River  acknowledges and agrees that (i)
          -----------------------
those persons employed by UBC as of the Effective Time ("UBC Employees") shall be eligible for the standard benefits package offered to Blue River's similarly situated employees; (ii) UBC Employees shall be given credit for length of service (determined in a manner consistent with the UBC Plans) for purposes of determining eligibility for participation in and benefits under the various benefit plans offered by Blue River post-Closing; (iii) subject to the approval by Blue River's health insurance companies, which Blue River shall use its reasonable best efforts to obtain, Blue River shall credit the UBC Employees, their spouses and dependents, with year-to-date deductibles and out-of-pocket expenses incurred under UBC's health insurance plans towards satisfaction of applicable deductibles and out-of-pocket expenses under Blue River's plans, for the plan year in which the Closing Date occurs, upon presentment to Blue River by a UBC Employee of documentation with respect to such employee's year-to-date deductibles and out-of-pocket expenses; and (iv) Blue River shall credit each UBC Employee with accrued vacation and sick pay.

     5.03 Press Releases.  Except as required by law, Blue River shall not issue
          --------------
any news or press releases or make any other public announcements or disclosures relating primarily to the transactions contemplated by this Agreement, including the Transaction, without the prior consent of Unified, which consent shall not be unreasonably withheld.

     5.04 Adverse  Actions.  Blue River shall not knowingly take any action that
          ----------------
is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue or incorrect, subject to the Disclosure Standard of Blue River, in any respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Transaction set forth in Section 6 not being satisfied, (iii) a material violation of any provision of this Agreement, (iv) a delay in the consummation of the Transaction or the other transactions contemplated by this Agreement except, in each case, as may be required by applicable law or regulation, or (v) a delay or failure of Blue River to obtain any necessary approvals of any regulatory authority required for the transactions contemplated by this Agreement or to perform its covenants or agreements under this Agreement.

     5.05 Access to Records.  From and after the Closing Date,  Blue River shall
          -----------------
give Unified and its representatives or agents access to the books and records of UBC for the purpose of permitting Unified to prepare tax returns (including amended tax returns and claims for refund) and financial statements, and shall cooperate with Unified in connection with the audit of Unified or any of its subsidiaries or affiliates by any taxing authority or for any other related or proper purpose.

     5.06 Use of Unified  Trademarks.  Blue River hereby acknowledges and agrees
          --------------------------
that Unified is the owner of all rights, title and interest in and to the service marks and registrations thereof listed on Schedule 5.06 (collectively, the "Trademarks"), and shall do nothing, and shall cause UBC to do nothing for the Closing, inconsistent with such ownership. Unified hereby grants to UBC a non-exclusive, non-transferable license to use the Trademarks in the U.S. for a period beginning on the Closing Date and ending on January 31, 2005 (the "Permitted Use Period") in its current lines of business, but only in the form shown in Schedule 5.06, not in combination with any other marks, and all such use shall inure to the benefit of Unified. Blue River further agrees that the nature and quality of all services rendered by UBC in connection with the Trademarks and all related advertising, promotional and other related uses of the Trademarks by UBC shall conform to the nature and quality of the services currently provided by Unified under the Trademarks. Blue River hereby acknowledges and agrees that following the Permitted Use Period, UBC shall cease all use of the Trademarks (which will require UBC to change its name and domain name, and Blue River shall cause such name to be changed) including destroying all printed materials bearing the Trademarks. Notwithstanding anything contained herein to the contrary, all rights to the title and interest in and to the Trademarks shall remain with Unified. Unified may terminate the license granted under this Section 5.06 at any time during the Permitted Use Period if UBC breaches any provision thereof, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to UBC of such breach.

     5.07 Unified Break-up Fee. In the event this Agreement is terminated by (i)
          --------------------
Blue River pursuant to the provisions of Section 8.01(b)(iii) hereof, or (ii) by Unified pursuant to Section 8.01(c)(i) or 8.01(c)(iii) hereof, Unified shall be entitled to receive, and Blue River shall pay to Unified within ten (10) days following written demand by Unified, as liquidated damages and in lieu of any liabilities otherwise due Unified, in immediately available funds, an amount equal to Three Hundred Seventy-Five Thousand Dollars ($375,000.00) (the "Unified Break-up Fee"). If the Unified Break-up Fee is not paid as provided, then Unified shall be entitled to recover interest at the highest prime rate set forth in The Wall Street Journal (Midwest Edition) under the section entitled
         -----------------------
"Money Rates" on the unpaid amount of the Unified Break-up Fee from the time the Unified Break-up Fee is due until paid-in-full, together with all costs of collection thereof, including reasonable attorneys' fees and expenses. Unified and Blue River hereby acknowledge and agree that the Unified Break-up Fee shall compensate Unified for (i) expenses incurred for attorneys, accountants, and consultants of Unified with respect to the Transaction, (ii) Unified's management time and expense in investigating, analyzing, developing and pursuing the Transaction, and (iii) expenses relating to Unified's due diligence efforts. Blue River further acknowledges and agrees that the amount of the Unified Break-up Fee is fair, reasonable and not a penalty and that its obligation to pay the Unified Break-up Fee shall survive any termination of this Agreement.

     5.08 Release;  Indemnification. Notwithstanding any provision of this
          -------------------------
Agreement to the contrary, Blue River, on behalf of itself and UBC following the Effective Time, hereby releases, relinquishes and forever discharges Unified and Brown (and any and all of their respective successors, assigns, heirs and representatives) from any and all Brown Liabilities (as defined below) that UBC or Blue River have or, at any time in the future, may have relating to the performance by Brown of the Brown Duties. For purposes of this Section 5.08, the term "Brown Liabilities" shall mean any liability or obligation of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable, or otherwise, that arises from or in connection with, or is otherwise related to, the performance by Brown of the Brown Duties. Blue River hereby agrees to reimburse, indemnify, defend and hold harmless each of Unified and Brown and each of their respective affiliates, successors, permitted assigns, directors, officers, shareholders, employees, agents, attorneys and representatives, and each of the foregoing's heirs, personal representatives, successors, and assigns, for, from, and against each and every Brown Liability incurred by Unified or by Brown, or any of their respective affiliates, successors, permitted assigns, directors, officers, shareholders, employees, agents, attorneys and representatives and each of the foregoing's heirs, personal representatives, successors, and assigns, based upon, arising out of, for, in respect of, or relating to the performance by Brown of the Brown Duties.

                                   SECTION 6

                     CONDITIONS PRECEDENT TO THE TRANSACTION
                     ---------------------------------------

     6.01 Conditions to Each Party's Obligations to Effect the Transaction.  The
          ----------------------------------------------------------------
respective obligations of each party to effect the Transaction shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

     (a)  Stockholder   Approval.   The  approval  of  this  Agreement  and  the
          ----------------------
Transaction shall have received the requisite vote of the stockholders of Unified at the meeting of stockholders called pursuant to Section 4.01 hereof.

     (b) No Judicial  Prohibition.  Neither Blue River, Unified nor UBC shall be
         ------------------------
subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Transaction.

     (c)  Legislative  or  Regulatory  Action.  There  shall be no  legislative,
          -----------------------------------
statutory or regulatory action pending that prohibits consummation of the Transaction.

     (d) Regulatory  Approvals.  All regulatory approvals required to consummate
         ---------------------
the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

     (e)  Litigation.  There shall be no claim,  litigation  or  proceeding,  or
          ----------
threat of the foregoing, against Blue River, Unified, UBC or any director or officer of any such entities that seeks to enjoin or prohibit the consummation of the Transaction.

     6.02 Conditions of Obligations of Blue River.  The obligation of Blue River
          ---------------------------------------
to consummate the Transaction is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by Blue River:

     (a)   Representations  and  Warranties  at  Effective  Time.  Each  of  the
           -----------------------------------------------------
representations and warranties of Unified set forth in Section 2 hereof, after giving effect to the Disclosure Standard (which also shall apply to Section 2.06(b) hereof), shall be true, correct and complete at the date of this Agreement and as of the Effective Time.

     (b) Covenants. Each of the covenants and agreements of Unified with respect
         ---------
to itself and UBC shall have been fulfilled or complied with in all material respects from the date of this Agreement through and as of the Effective Time.

     (c)  Deliveries at Closing.  Blue River shall have received from Unified at
          ---------------------
the Closing (as hereinafter defined) the items and documents, in form and content reasonably satisfactory to Blue River, set forth in Section 9.02(b) hereof.

     (d) Officers'  Certificate.  Unified  shall have  delivered to Blue River a
         ----------------------
certificate signed by its Chairman and President, dated as of the Effective Time, certifying that: (i) all of the representations and warranties of Unified contained in Section 2 shall be true, accurate and complete on and as of the

Effective Time, after giving effect to the Disclosure Standard; (ii) all the covenants of Unified have been complied with in all material respects from the date of this Agreement through and as of the Effective Time; and (iii) Unified has satisfied and fully complied with all conditions necessary to make this Agreement effective as to Unified.

     (e) Financing.  Blue River shall have received the proceeds of the debt and
         ---------
equity financing required to pay the Purchase Price and expenses, in each case on terms satisfactory to Blue River.

     (f) Net Worth. Unified shall have delivered to Blue River evidence that UBC
         ---------
has a "Net Worth" of at least Five Million Seventy-Eight Thousand and No/100 ($5,078,000.00). For purposes of this Agreement, "Net Worth" shall be defined as the net worth of UBC as of the last business day of the month immediately preceding the month in which the Closing occurs, which shall be determined in accordance with GAAP and shall be determined by subtracting the total liabilities of UBC from the total assets of UBC (excluding any adjustment for Financial Accounting Standards Board Statement No. 115).

     6.03  Conditions of  Obligations  of Unified.  The obligation of Unified to
           --------------------------------------
consummate the Transaction is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by Unified:

     (a)   Representations  and  Warranties  at  Effective  Time.  Each  of  the
           -----------------------------------------------------
representations and warranties of Blue River set forth in Section 3 hereof, after giving effect to the Disclosure Standard, shall be true, correct and complete at the date of this Agreement and as of the Effective Time.

     (b)  Covenants.  Each of the covenants  and  agreements of Blue River shall
          ---------
have been fulfilled or complied with in all material respects from the date of this Agreement through and as of the Effective Time.

     (c)  Deliveries at Closing.  Unified shall have received from Blue River at
          ---------------------
the Closing the items and documents, in form and content reasonably satisfactory to Unified, listed in Section 9.02(a) hereof.

     (d)  Officers'  Certificate.  Blue River shall have  delivered to Unified a
          ----------------------
certificate signed by its Chairman and President, dated as of the Effective Time, certifying that: (i) all of the representations and warranties of Blue River contained in Section 3 shall be true, accurate and complete on and as of the Effective Time, after giving effect to the Disclosure Standard of Blue River; (ii) all the covenants of Blue River have been complied with in all material respects from the date of this Agreement through and as of the Effective Time; and (iii) Blue River has satisfied and fully complied with all conditions necessary to make this Agreement effective as to it.

     (e) Fairness Opinion.  Unified's investment banker shall have issued (as of
         ----------------
a date not later than the mailing date of the Proxy Statement) its written fairness opinion stating that the consideration to be received by Unified relating to the Transaction is fair to Unified from a financial point of view (the "Fairness Opinion").

                                   SECTION 7

                                INDEMNIFICATION
                                ---------------

     7.01  Indemnification  by Blue  River.  Blue  River  agrees  to  reimburse,
           -------------------------------
indemnify, defend and hold harmless Unified and each of its affiliates, successors, permitted assigns, directors, officers, shareholders, employees, agents, attorneys and representatives, and each of the foregoing's heirs, personal representatives, successors, and assigns, for, from, and against each and every "Loss" (as defined below) incurred by Unified, or any of its affiliates, successors, permitted assigns, directors, officers, shareholders, employees, agents, attorneys and representatives and each of the foregoing's heirs, personal representatives, successors, and assigns, based upon, arising out of, for, in respect of, or relating to (a) any inaccuracy in or breach of any representation or warranty of Blue River contained in this Agreement or the certificates and other documents delivered to Unified without reference to the Disclosure Standard of Blue River, (b) any breach of any covenant or agreement of Blue River contained in this Agreement, and (c) any liability incurred in connection with or in any way arising out of or related to the business of UBC or any activities of all periods after the Effective Time.

As used in this Section 7, "Loss" and "Losses" mean any and all actual or threatened losses, claims, demands, damages, awards, liabilities, obligations, judgments, settlements, orders, fines, penalties, taxes, interest, forfeitures, costs, and expenses (including, without limitation, reasonable attorney, accountant, consultant, and other professional fees, costs, and disbursements of every kind, nature, and description, including management time of Blue River and Unified and their respective affiliates, successors and assigns).

     7.02  Indemnification by Unified.  Unified agrees to reimburse,  indemnify,
           --------------------------
defend and hold harmless Blue River, and its affiliates, successors, permitted assigns, directors, officers, shareholders, employees, agents, attorneys, and representatives, and each of the foregoing's heirs, personal representatives, successors and assigns, for, from, and against each and every Loss incurred by Blue River, and its affiliates, successors, permitted assigns, directors, officers, employees, agents, and representatives based upon, arising out of, in respect of, or relating to: (a) any inaccuracy in or breach of any representation or warranty of Unified made pursuant to this Agreement, the Disclosure Schedules, or the certificates and other documents delivered to Blue River without reference to the Disclosure Standard; (b) any breach of any covenant or agreement of Unified contained in this Agreement; and (c) any Loss incurred by UBC and/or Blue River after the Effective Time with respect to the case styled Unified Banking Company v. Lowell J. Lawrence and Abbe Kesterson, as
            ----------------------------------------------------------------
set forth in Schedule 2.07 of the Disclosure Schedules, including any insurance deductible and legal fees and expenses related thereto.

     7.03 Release by Unified. Unified hereby further releases, relinquishes, and
          ------------------
forever discharges UBC (and any and all of its successors and assigns) from any and all Liabilities (as defined below) that Unified may now have or may have had or which Unified may hereafter have against UBC relating to ownership of the Shares or the financial condition, results of operation, business, or affairs of UBC on or prior to the Effective Time. For purposes of this Agreement, the term "Liability" shall mean any liability or obligation of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable, or otherwise, whether or not the same is required to be accrued on the UBC Financial Statements or Subsequent UBC Financial Statements.

     7.04 Notice and  Opportunity  to Defend Third Party Claims.  Promptly after
          -----------------------------------------------------
(a) receipt by any party hereto of notice of the assertion of any claim against such party by a person not a party to this Agreement or (b) the discovery by such party of any Loss giving rise to indemnification hereunder, in each case with respect to which such party hereto expects to make a request for indemnification hereunder, such party (the "Indemnified Party") shall tender to the party or parties that may become obligated to provide indemnification hereunder (the "Indemnifying Party") written notice describing such Loss in reasonable detail and an estimate of the amount thereof (an "Indemnification Notice"). Such notice shall be tendered to the Indemnifying Party pursuant to the provisions of Section 11.05 hereof. If the Indemnified Party fails to tender the Indemnification Notice in a timely manner and the Indemnifying Party is materially prejudiced in its defense by such failure, the Indemnifying Party's liability in respect of such Loss shall be reduced to the extent of such prejudice. The failure of Blue River to tender to Unified an Indemnification Notice within ten (10) days after the commencement of any action with respect to a loan originated or held by UBC on or before the Closing Date shall be deemed to have materially prejudiced Unified, and Unified shall have no indemnification obligation with respect to such loan. Except as otherwise provided in this
Section 7, such Indemnifying Party shall have the right, at its option, to defend, at its own expense and through counsel of its own choosing, any such claim involving the asserted Liability of the Indemnified Party as to which the Indemnifying Party shall have acknowledged its obligation to indemnify the party seeking indemnification hereunder. If counsel is not selected by the Indemnifying Party within thirty (30) days of any Indemnification Notice and the subject of such notice is a claim for which the Indemnifying Party is entitled to indemnification from the Indemnifying Party pursuant to this Section 7, then the Indemnified Party may select counsel to defend any such claim and, in such event, the Indemnifying Party shall be responsible for and pay all attorney fees, costs and expenses of such counsel and all Losses arising from or relating to such claim, and the Indemnifying Party shall no longer be entitled to select counsel with respect to such claim. If any Indemnifying Party shall undertake to defend a claim asserted by a person not a party to this Agreement, it shall tender a notice (a "Defense Election Notice") to the Indemnified Party of its intention to do so within ten (10) business days of the Indemnification Notice to which it relates.

Whether or not the Indemnifying Party does choose so to defend such claim, the parties hereto shall cooperate in the defense thereof and shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested in connection therewith. So long as the Indemnifying Party is defending in good faith any such claim, the Indemnified Party shall not compromise or settle such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. Notwithstanding an election by an Indemnifying Party to assume the defense of such Proceeding, such Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such Proceeding at its own expense. All out-of-pocket costs and expenses incurred in connection with an Indemnified Party's cooperation shall be borne by the Indemnifying Party (if and only if such cooperation is requested by the Indemnifying Party and such costs and expenses are approved in advance by the Indemnifying Party). In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of such asserted Loss.

Notwithstanding anything herein to the contrary, if the Indemnifying Party does not tender a Defense Election Notice within ten (10) days of the Indemnification Notice and the subject of such notice is a claim for which the Indemnifying Party is entitled to indemnification from the Indemnifying Party pursuant to this Section 7, the Indemnified Party shall be free, in its sole discretion, to defend, compromise, or settle the claim for which indemnification is sought, and the Indemnifying Party shall pay all Losses incurred by the Indemnified Party arising from or relating to such Losses.

Notwithstanding anything to the contrary herein, if an Indemnified Party determines in good faith that there is a reasonable probability that a Loss may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such Loss, but the Indemnifying Party will not be bound by any determination of a Loss so defended or any compromise or settlement effected without its consent (which consent may not be unreasonably withheld).

Notwithstanding anything to the contrary contained herein, in the event Blue River tenders an Indemnification Notice to Unified with respect to a loan originated or held by UBC on or before the Closing Date, and Unified chooses to assume the defense of such claim, Blue River, in the event Unified prevails in the defense of such claim, shall reimburse Unified for any and all costs and expenses (including reasonable attorneys' fees and costs) incurred by Unified in defending such claim.

     7.05 Non-Third Party Claims,  Costs, and Expenses.  If any  Indemnification
          --------------------------------------------
Notice delivered pursuant to Section 7.04 hereof does not relate to a Loss of or the commencement of any action or proceeding by a third party, the Indemnified Party shall give written notice to the Indemnifying Party setting for the basis for and amount of such indemnification claim, as well as any and all documentation reasonably necessary to support such indemnification claim. Within thirty (30) days after receipt of such notice and supporting documentation, the Indemnifying Party shall pay such claim or shall object to the validity or amount of its obligation. In the event the Indemnifying Party objects to either the validity or amount of the claim, the Indemnifying Party shall promptly give notice to the Indemnified Party. The Parties shall for a period of thirty (30) days use their best efforts to resolve any objections to the claim. If after such thirty (30) day period either Party notifies the other Party in writing that the objection remains unresolved, then each Party may pursue its remedies by filing a claim, action, or suit in a court of law as provided in Section
11.09 hereof. In any case where an Indemnifying Party is obligated to pay costs or other expenses, such Indemnifying Party shall promptly pay to the Indemnified Party, upon the request of the Indemnified Party, the amount of such costs or expenses.

     7.06 Duration.  Any claim for indemnification  hereunder shall only be made
          --------
during the periods of time set forth in Section 11.01 hereof by tendering an Indemnification Notice to the Indemnifying Party pursuant to the provisions of
Section 11.05 hereof. Once a claim for indemnification hereunder has been timely made, the indemnification obligations of Unified and Blue River, as the case may be, shall remain in full force and effect with respect to such claim and binding upon Unified or Blue River, as the case may be, notwithstanding that the periods of time specified in Section 11.01 hereof have expired.

     7.07 Indemnification Limitations.
          ---------------------------

     (a)  Unified  Limitations.  Notwithstanding  any other  provisions  of this
          --------------------
Agreement to the contrary, except the matter described in Section 7.02(c) hereof and a breach of the representations and warranties contained in Section 2.15 hereof without reference to the Disclosure Standard: (i) no amount shall be payable under this Section 7 by Unified unless and until the aggregate amount otherwise payable by Unified under this Section 7 exceeds the greater of (i) One Hundred Thousand and No/100 Dollars ($100,000.00) and (ii) the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) plus the Net Worth of UBC as determined pursuant to Section 6.02(f) hereof less Five Million Two Hundred Twenty-Eight Thousand and No/100 Dollars ($5,228,000.00) (the "Basket"), at which point and thereafter Blue River shall be entitled to seek indemnification for the amount of all Losses (but not the Basket); and (ii) the maximum indemnification obligation of Unified for all Losses shall be Two Million Eight Hundred Seventy Five Thousand and No/100 Dollars ($2,875,000.00).

     (b) Blue River  Limitations.  Notwithstanding  any other provisions of this
         -----------------------
Agreement to the contrary and other than with respect to a payment required to be made by Blue River hereunder, (i) no amount shall be payable under this
Section 7 by Blue River unless and until the aggregate amount otherwise payable by Blue River under this Section 7 exceeds One Hundred Thousand and No/100 Dollars ($100,000.00) and, at which point and thereafter Unified shall be entitled to seek indemnification for the amount of all Losses (but not the initial One Hundred Thousand and No/100 Dollars ($100,000.00) in Losses); (ii) the maximum indemnification obligation of Blue River for all Losses shall be Two Million Eight Hundred Seventy-Five Thousand and No/100 Dollars ($2,875,000.00).

     (c)   Insurance   Set-Off.   The  amount  of  any   obligation   for  which
           -------------------
indemnification may be claimed by any Indemnified Party shall be reduced by any insurance proceeds received by any Indemnified Party (or by an affiliate of an Indemnified Party) with respect to the matter which is the subject of the indemnification claim. Each Indemnified Party agrees to make commercially reasonable efforts to obtain all such insurance proceeds available to it in the ordinary course of business consistent with past practices.

     7.08 Exclusive Remedy.
          ----------------

     (a) Notwithstanding anything contained herein to the contrary, in the event the Transaction is consummated, except for cases involving fraudulent or intentional misrepresentations by Unified in this Agreement, the Disclosure Schedules or any certificate or other document delivered to Blue River by Unified pursuant to this Agreement, Blue River acknowledges and agrees that its rights and remedies under this Section 7 shall be the exclusive remedy of Blue River with respect to Unified and the Transaction, including, without limitation, for any Losses incurred by Blue River and its affiliates, successors, assigns, directors, officers, employees, agents, and representatives based upon, arising out of, in respect of, or relating to: (i) any inaccuracy in or breach of any representation or warranty of Unified made pursuant to this Agreement, the Disclosure Schedules, and the certificates and other documents delivered to Blue River pursuant to this Agreement, and (ii) any breach of any covenant or agreement of Unified contained in this Agreement. Notwithstanding anything contained herein to the contrary, in the event Unified pays Blue River the Unified Break-up Fee, such payment shall be the sole and exclusive remedy for any breach by Unified or UBC of any representation, warranty, covenant or agreement contained herein or in the Disclosure Schedules or any certificate and other document delivered to Blue River by Unified pursuant to this Agreement.

     (b) Notwithstanding anything contained herein to the contrary (but excluding Blue River's obligations pursuant to Section 5.08 hereof), in the event the Transaction is consummated, except for cases involving fraudulent or intentional misrepresentations by Blue River in this Agreement, the Disclosure Schedules of Blue River or any certificate or other document delivered to Unified by Blue River pursuant to this Agreement, Unified acknowledges and agrees that its rights and remedies under this Section 7 shall be the exclusive remedy of Unified with respect to Blue River and the Transaction, including, without limitation, for any Losses incurred by Unified and its affiliates, successors, assigns, directors, officers, employees, agents, and representatives based upon, arising out of, in respect of, or relating to: (i) any inaccuracy in or breach of any representation or warranty of Blue River made pursuant to this Agreement, and (ii) any breach of any covenant or agreement of Blue River contained in this Agreement. Notwithstanding anything contained herein to the contrary, in the event Blue River pays Unified the Blue River Break-up Fee, such payment shall be the sole and exclusive remedy for any breach by Blue River of any representation, warranty, covenant or agreement contained herein or in the Disclosure Schedules or any certificate and other document delivered to Unified by Blue River pursuant to this Agreement.

                                   SECTION 8

                           TERMINATION OF TRANSACTION
                           --------------------------

     8.01 Manner of  Termination.  This  Agreement  and the  Transaction  may be
          ----------------------
terminated at any time prior to the Effective Time by written notice delivered by Blue River to Unified, or by Unified to Blue River as follows:

     (a) By Blue River or Unified, if:

          (i) the Transaction contemplated by this Agreement has not been consummated by January 31, 2004; provided, however, that a party hereto in willful breach of or willful default hereunder shall have no right to terminate this Agreement pursuant to this
               Section 8.01(a)(i);

          (ii) the respective Boards of Directors of Blue River and Unified mutually agree to terminate this Agreement;

         (iii) the OTS or any other federal and/or state regulatory agency whose approval is required for the consummation of the transactions contemplated hereby has denied approval of the Transaction and such denial has become final and nonappealable; or

          (iv) the   stockholders  of  Unified  shall  not  have  approved  this
               Agreement at the meeting referred to in Section 4.01.

     (b) By Blue River, if:

          (i) at any time prior to the Effective Time, Blue River's Board of Directors so determines, in the event of either of the following has occurred:

               (A) a breach by Unified of any representation or warranty contained herein, or in the Disclosure Schedules, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to Unified of such breach; provided that a breach under this clause (A) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect on UBC; provided, however, that any such cure may not result in a Material Adverse Effect on UBC;

               (B) a breach by Unified of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to Unified of such breach; provided that a breach under this clause (B) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect on UBC; provided, however, that any such cure may not result in a Material Adverse Effect on UBC;

          (ii) there has been a material adverse change in the business, assets, capitalization, financial condition or results of operations of UBC, taken as a whole, as of the Effective Time, as compared to that in existence as of the date of this Agreement, other than any change resulting primarily by reason of changes in banking laws or regulations (or interpretations thereof), changes in banking laws of general applicability or interpretations thereof by courts or governmental authorities, changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, any modifications or changes to valuation policies and practices in connection with the Transaction or in accordance with GAAP, effects of any action taken with the prior written consent of Blue River and changes in the general level of interest rate or conditions or circumstances that affect the banking industry generally;

         (iii) the Board of Directors of Blue River determines that Blue River is not able to (A) receive the debt and equity financing required to pay the Purchase Price and expenses, in each case on terms satisfactory to Blue River or (B) meet the regulatory capital requirements set forth in Section 8.01(b)(vi) hereof;

          (iv) after the fulfillment of the requirements of Section 4.04(b) hereof, Unified enters into an agreement, arrangement or understanding with a third party with respect to an Acquisition Transaction; or

          (v)  all  conditions to Closing set forth in Sections  6.01,  6.02 and
               6.03 hereof (excluding Section 6.01(a) hereof) have been, or are capable of being, satisfied and fulfilled (subject to appropriate waivers by Blue River) and the Board of Directors of Unified:

               (A)  fails to  recommend  to  stockholders  of Unified  that such
                    stockholders   should   approve  this   Agreement   and  the
                    Transaction;

               (B) withdraws, modifies or conditions its recommendation to stockholders of Unified to approve this Agreement of the Transaction or is silent with respect to the approval of this Agreement and the Transaction; or

               (C) fails to undertake a solicitation of proxies in favor of the Transaction from the stockholders of Unified.

          (vi) the regulatory approvals in Section 6.01(d) hereof require Blue River to raise in excess of:

               (A) the greater of (1) Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) of additional capital and (2) such amount of capital as would be required for Blue River to have a Tier I leverage ratio of 6.25% immediately following the Effective Time, or

               (B)  Four   Million  and  No/100   Dollars   ($4,000,000.00)   of
                    additional debt; or

         (vii) the approvals in Section 6.01(d) hereof shall contain any conditions, restrictions or requirements which the Board of Directors of Blue River reasonably determines in good faith would following the Effective Time have a Material Adverse Effect on UBC.

     (c) By Unified, if:

          (i) at any time prior to the Effective Time, Unified's Board of Directors so determines, in the event of either of the following has occurred:

               (A) a material breach by Blue River of any representation or warranty contained herein, or in the Disclosure Schedules of Blue River, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to Blue River of such breach; or

               (B) a material breach by Blue River of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to Blue River of such breach; or

          (ii) after the fulfillment of the requirements of Section 4.04(b) hereof, the Board of Directors of Unified enter into an agreement, arrangement or understanding with a third party with respect to an Acquisition Transaction; or

         (iii) on or after January 31, 2004, Blue River is unwilling or unable to fund the Purchase Price, after all conditions to Closing set forth in Sections 6.01, 6.02 or 6.03 hereof (excluding Section 6.02(e) hereof) have been, or are capable of being, satisfied and fulfilled (subject to the appropriate waivers of Unified).

     8.02 Effect of Termination.  In the event of termination of this Agreement,
          ---------------------
this Agreement shall become void and there shall be no liability or obligation on the part of Blue River or Unified or their respective officers or directors, except as provided in compliance with: (i) the confidentiality provisions of this Agreement set forth in Section 4.08 hereof and the Confidentiality Agreement dated January 3, 2003 by and between Blue River and Unified (the "Confidentiality Agreement"); (ii) the Blue River Break-up Fee in Section 4.05 hereof; (iii) the Unified Break-up Fee in Section 5.07 hereof; (iv) the indemnification provisions of Section 7; and (v) the payment of expenses set forth in Section 11.11 hereof.

                                    SECTION 9

                                     CLOSING
                                     -------

     9.01 Closing Date and Place. So long as all conditions  precedent set forth
          ----------------------
Transaction (the "Closing") shall take place at the law offices of Krieg DeVault LLP, One Indiana Square, Suite 2800, Indianapolis, Indiana 46204 at 10:00 am, local time, on the date that the Effective Time occurs (the "Closing Date").

     9.02 Deliveries.

     (a) At the Closing, Blue River shall deliver to Unified the following:

          (i)  the officers' certificate contemplated by Section 6.03(d) hereof;

          (ii) copies  of  all  approvals  by  government   regulatory  agencies
               necessary to consummate the Transaction;

         (iii) copies of the resolutions of the Board of Directors of Blue River certified by the Secretary of Blue River, relative to the approval of this Agreement and the Transaction;

          (iv) an opinion of its counsel dated as of the Effective Time and substantially in form set forth in Exhibit A attached hereto;
                                                  ---------

          (v)  funds, via wire transfer, representing the Purchase Price; and

          (vi) such other documents as Unified or its legal counsel may reasonably request.

     (b) At the Closing, Unified shall deliver to Blue River the following:

          (i)  the officers' certificate contemplated by Section 6.02(d) hereof;

          (ii) copies of the resolutions adopted by the Board of Directors or the Executive Committee of the Board of Directors and stockholders of Unified certified by the Secretary of Unified, relative to the approval of this Agreement and the Transaction;

         (iii) an opinion of its counsel dated as of the Effective Time and substantially in form set forth in Exhibit B attached hereto; and
                                                  ---------
          (iv) such other documents as Blue River or its legal counsel may reasonably request.

                                   SECTION 10

                                 EFFECTIVE TIME
                                 --------------

Upon the terms and subject to the conditions specified in this Agreement, unless otherwise mutually agreed to by the parties hereto, the Transaction will be effective at 5:00 p.m. on the last business day of the month (the "Effective Time") following (a) the fulfillment of all conditions precedent to the Transaction set forth in Sections 6 and 9 (except as to Section 9.02(a)(v) hereof) of this Agreement and (b) the expiration of all waiting periods, if any, in connection with any regulatory application filed for the approval of the Transaction.

                                   SECTION 11

                                  MISCELLANEOUS
                                  -------------

     11.01  Survival.  All  representations  and  warranties of Unified and Blue
            --------
River contained in this Agreement and in the Disclosure Schedules attached hereto, and the certificates and other documents delivered pursuant to this Agreement, shall survive the Closing for a period beginning on the Effective
Date and ending on February 28, 2005; provided, however, that the representations and warranties of Unified contained in Sections 2.14 and 2.15 hereof shall survive and continue in full force and effect until the expiration of the applicable statute of limitations (determined without regard to any extension thereof by Blue River or UBC post-Closing) with respect to the matters, acts, events, or information covered by such Sections; provided, further, however, notice given within thirty (30) days following the end of the applicable statute of limitations period shall be deemed timely for purposes of notice hereunder.

     11.02 Further  Assurances.  Each of the parties to this Agreement shall do,
           -------------------
execute, acknowledge, and deliver or cause to be done, executed, acknowledged, and delivered at any time and from time to time upon the request of the other party, all such further acts, documents, and instruments as may be reasonably required to effect any of the transactions contemplated by this Agreement, including, but not limited to, any tax reporting relating to UBC or Unified.

     11.03 Binding  Effect;  Assignment.  This Agreement and the recitals hereof
           ----------------------------
shall be binding upon and inure to the benefit of the respective parties hereto and their respective heirs, legatees, representatives, successors and assigns; provided, however, that this Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they shall not be construed as conferring any rights on any other persons.

     11.04 Waiver; Amendment.
           -----------------

     (a) The parties hereto may by an instrument in writing: (i) extend the time for the performance of or otherwise amend any of the covenants, conditions or agreements of the other parties under this Agreement, except that the consideration to be received by Unified shall not be decreased by such an amendment following the adoption and approval of this Agreement and the Transaction by the stockholders of Unified; (ii) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant hereto or thereto; (iii) waive the performance by the other party of any of the covenants or agreements to be performed by it or them under this Agreement; or (iv) waive the satisfaction or fulfillment of any condition, the nonsatisfaction or nonfulfillment of which is a condition to the right of the party so waiving to consummate the Transaction. The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder.

     (b) This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties hereto.

     11.05 Notices.  All notices,  requests and other  communications  hereunder
           -------
shall be in writing (which shall include telecopier communication) and shall be deemed to have been duly given if (i) delivered by hand and receipted for at the address listed below of the party to which the notice is sent, (ii) delivered by overnight express receipted delivery service at the address listed below of the party to which the notice is sent or (iii) telecopied if a confirmation (answerback) is received thereto and provided notice is given immediately thereafter by also mailing a copy of such notice, request or other communication by certified United States Mail, return receipt requested, with first class postage pre-paid, in each case addressed as follows:



If to Blue River                           with a copy (which shall not constitute notice) to:

Blue River Bancshares                      Krieg DeVault LLP
29 E. Washington Street                    One Indiana Square, Suite 2800
Shelbyville, Indiana 46176                 Indianapolis, Indiana  46204-2017
ATTN:  Lawrence T. Toombs, President       ATTN:  Michael J. Messaglia, Esq.
Telephone:  (317) 398-9721                 Telephone:  (317) 238-6249
Telecopier:  (317) 392-6208                Telecopier:  (317) 636-1507

If to Unified or UBC:                      with a copy (which shall not constitute notice) to:

Unified Financial Services, Inc.           David F. Morris, Esq.
c/o Unified Trust Company, NA              c/o Thompson Coburn LLP
2353 Alexandria Drive                      One US Bank Plaza
Lexington, Kentucky 40503                  St. Louis, Missouri 63101
ATTN:  John S. Penn, President             Telephone:  (314) 552-6179
Telephone:  (859) 296-5678                 Telecopier:  (314) 552-7179
Telecopier:  (859) 296-0880

or such substituted address or person as any of them have given to the other in writing. All such notices, requests or other communications shall be effective:
(a) if delivered by hand, when delivered; (b) if delivered by overnight express delivery service, on the next business day after deposit with such service; and
(c) if by telecopier, on the next business day if also confirmed by mail in the manner provided herein. For purposes of Section 7 hereof, all Indemnification Notices must be delivered to the Indemnifying Party pursuant to one of the means set forth in this Section 11.05.

     11.06  Headings.  The headings in this Agreement have been inserted  solely
            --------
for ease of reference and should not be considered in the interpretation or construction of this Agreement.

     11.07  Severability.  In case any one or more of the  provisions  contained
            ------------
herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein.

     11.08  Counterparts.  This  Agreement  may be  executed  in any  number  of
            ------------
counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

     11.09  Governing Law. This Agreement  shall be governed by and construed in
            -------------
accordance with the laws of the State of Indiana and applicable federal laws, without regard to principles of conflicts of law. The parties hereto hereby agree that all claims, actions, suits and proceedings between the parties hereto relating to this Agreement shall be filed, tried and litigated only in the Circuit or Superior Courts of Marion County, Indiana or the United States District Court for the Southern District of Indiana - Southern Division. In connection with the foregoing, the parties hereto consent to the jurisdiction and venue of such courts and expressly waive any claims or defenses of lack of personal jurisdiction of or proper venue by such courts.

     11.10 Entire Agreement. This Agreement supersedes terminates and renders of
           ----------------
no further force or effect all other prior or contemporaneous understandings, commitments, representations, negotiations or agreements, whether oral or written, among the parties hereto relating to the Transaction or matters contemplated herein and constitutes the entire agreement between the parties hereto, except for the Confidentiality Agreement, which shall continue in full force and effect following the date hereof. The parties hereto agree that each party and its counsel reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

     11.11  Expenses.  Blue  River  shall  pay its  expenses  incidental  to the
            --------
Transaction contemplated hereby, including all expenses related to banking applications. Unified shall pay its and UBC's expenses incidental to the Transaction contemplated hereby.

     11.12 Certain References.
           ------------------

     (a) Whenever in this Agreement a singular word is used, it also shall include the plural wherever required by the context and vice-versa. Except expressly stated otherwise, all references in this Agreement to periods of days shall be construed to refer to calendar, not business, days. The term "business day" shall mean any day except Saturday and Sunday when UBC is open for the transaction of business.

     (b) References contained herein to the knowledge of any of the parties hereto shall refer to the knowledge of directors and executive officers of such party or parties, as the case may be after due inquiry. Without limiting the foregoing, references to the knowledge of Unified shall include the knowledge of UBC and its directors and executive officers after due inquiry.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement as of the day and year first above written and have caused this Agreement to be executed, attested in counterparts and delivered by their duly authorized officers.


                                          BLUE RIVER BANCSHARES, INC.


                                          By:  /s/ Steven R. Abel
                                          -------------------------------------
                                          Steven R. Abel, Chairman



                                          UNIFIED FINANCIAL SERVICES, INC.


                                          By:  /s/ John S. Penn
                                          ------------------------------------
                                          John S. Penn, President and Chief
                                          Executive Officer

                              DISCLOSURE SCHEDULES

     Pursuant to Item 601(b)(2) of Regulation S-K, the disclosure schedules to the Stock Purchase Agreement have been omitted. Unified Financial Services, Inc. hereby commits to furnish a copy of such schedules to the Securities and Exchange Commission upon its request.

























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